Exhibit 2.1

EXECUTION VERSION

BUSINESS COMBINATION AGREEMENT

by and among

YORKVILLE ACQUISITION CORP.
as SPAC,

YA S3 INC.
as SPAC SUB,

Foris Holdings KY Limited
as Crypto.com

Crypto.com Strategy Holdings
as Crypto.com Sub,

TRUMP MEDIA & TECHNOLOGY GROUP CORP.
as TMTG,

and

YORKVILLE ACQUISITION SPONSOR LLC,
as the Sponsor

Dated as of August 25, 2025

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS		3
1.1	Certain Definitions	3
1.2	Section References	9
1.3	Interpretation	12
ARTICLE II CONTRIBUTIONS AND SALE OF ASSETS		13
2.1	Contributions and Sales	13
ARTICLE III CLOSING		14
3.1	Closing	14
3.2	Pre-Closing Statement	14
3.3	Closing Deliveries	14
3.4	Intended Tax Treatment	15
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SPAC AND SPAC SUB		16
4.1	Organization and Standing	16
4.2	Authorization; Binding Agreement	16
4.3	Governmental Approvals	17
4.4	Non-Contravention	17
4.5	Capitalization	17
4.6	SEC Filings; SPAC Financials; Internal Controls	18
4.7	No Litigation; Orders; Permits	19
4.8	Absence of Certain Changes	20
4.9	Compliance with Laws	20
4.10	Taxes and Returns	20
4.11	Employees and Employee Benefit Plans	20
4.12	Properties	20
4.13	Material Contracts	20
4.14	Transactions with Affiliates	21
4.15	Finders and Brokers	21
4.16	Certain Business Practices	21
4.17	Insurance	21
4.18	Independent Investigation	22
4.19	No Other Representations	22
4.20	Information Supplied	22
4.21	SPAC Trust Account	22
ARTICLE V REPRESENTATIONS AND WARRANTIES OF CRYPTO.COM AND CRYPTO.COM SUB		23
5.1	Organization and Standing	23
5.2	Authorization; Binding Agreement	23
5.3	Ownership	23

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5.4	Title; Sufficiency of Assets	23
5.5	Government Approvals	23
5.6	Non-Contravention	23
5.7	No Litigation	24
5.8	Investment Representations	24
5.9	Finders and Brokers	24
5.10	Information Supplied	24
5.11	No Other Representations	25
ARTICLE VI REPRESENTATIONS AND WARRANTIES OF TMTG		25
6.1	Organization and Standing	25
6.2	Authorization; Binding Agreement	25
6.3	Ownership	25
6.4	Title; Sufficiency of Assets	26
6.5	Government Approvals	26
6.6	Non-Contravention	26
6.7	No Litigation	26
6.8	Finders and Brokers	26
6.9	Information Supplied	26
6.10	Investment Representations	27
6.11	No Other Representations	27
ARTICLE VII COVENANTS		27
7.1	Access and Information	27
7.2	Conduct of Business of TMTG	28
7.3	Conduct of Business of Crypto.com	29
7.4	Conduct of Business of SPAC and Sponsor	29
7.5	Sponsor Loans	31
7.6	SPAC Public Filings	31
7.7	Conversion	31
7.8	Exclusivity	32
7.9	No Trading	32
7.10	Notification of Certain Matters	33
7.11	Efforts	33
7.12	Further Assurances	34
7.13	The Registration Statement	35
7.14	Public Announcements	36
7.15	Confidential Information	37
7.16	Post-Closing Board of Directors and Officers	38
7.17	Indemnification of Directors and Officers	38
7.18	Use of Proceeds	39
7.19	Equity Plan	39
7.20	Amendment and Restatement of Founder Registration Rights Agreement	39

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7.21	Additional Permitted Financings	39
ARTICLE VIII CLOSING CONDITIONS		40
8.1	Conditions to Each Party’s Obligations	40
8.2	Conditions to Obligations of the Sellers	40
8.3	Conditions to Obligations of SPAC and Sponsor	41
8.4	Frustration of Conditions	42
ARTICLE IX TERMINATION AND EXPENSES		42
9.1	Termination	42
9.2	Effect of Termination	43
ARTICLE X WAIVERS AND RELEASES		43
10.1	Waiver of Claims Against Trust	43
10.2	Release and Covenant Not to Sue	44
ARTICLE XI MISCELLANEOUS		44
11.1	Survival	44
11.2	Notices	45
11.3	Binding Effect; Assignment	45
11.4	Third Parties	45
11.5	Fees and Expenses	45
11.6	Governing Law; Jurisdiction; Waiver of Jury Trial	46
11.7	Specific Performance	46
11.8	Severability	46
11.9	Amendment	46
11.10	Waiver	46
11.11	Entire Agreement	47
11.12	Counterparts	47
11.13	Legal Representation	47
11.14	No Recourse	47

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EXHIBITS

Exhibit A	Form of Florida Articles of Incorporation
Exhibit B	Form of Florida Bylaws
Exhibit C	Form of Sponsor Support Agreement
Exhibit D	Form of Lock-Up Agreement
Exhibit E	Form of Registration Rights Agreement
Exhibit F	Form of Stock Purchase Agreement
Exhibit G	Form of Earnout Warrants
Exhibit H Exhibit I	Form of Series A Forced Exercise Warrants Form of Backstop Agreement

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BUSINESS COMBINATION AGREEMENT

This Business Combination Agreement (this “Agreement”) is made and entered into as of August 25, 2025, by and among (a) Yorkville Acquisition Corp., a Cayman Islands exempted company (“SPAC”), (b) YA S3 Inc., a Florida corporation and an indirect wholly owned subsidiary of SPAC (“SPAC Sub”), (c) Foris Holdings KY Limited, a Cayman Islands exempted company (“Crypto.com”), (d) Crypto.com Strategy Holdings, a Cayman Islands exempted company (“Crypto.com Sub”), (e) Trump Media & Technology Group Corp., a Florida corporation (“TMTG”), and (f) Yorkville Acquisition Sponsor LLC, a Delaware limited liability company (“Sponsor”). Crypto.com Sub and TMTG are sometimes referred to herein collectively as the “Sellers.” SPAC, SPAC Sub, Crypto.com, Crypto.com Sub, TMTG, and Sponsor are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties.”

RECITALS:

WHEREAS, on the date hereof, Trump Media Group, LLC, a Florida limited liability company, (“Asset Company”), is a wholly owned subsidiary of TMTG, and is treated as an entity disregarded as separate from TMTG for U.S. federal income tax purposes;

WHEREAS, the Parties desire and intend to effect a business combination transaction whereby, among other things, Crypto.com Sub and TMTG will contribute certain assets to SPAC and SPAC Sub (as applicable) in exchange for Transaction Shares, the Earnout Warrants, and the Forced Exercise Warrants (each as defined below) in accordance with the terms of this Agreement and the Ancillary Documents (together with the other transactions contemplated by this Agreement and the Ancillary Documents, the “Transactions”);

WHEREAS, concurrently with the execution and delivery of this Agreement, Crypto.com is entering into an Asset Contribution Agreement with Crypto.com Sub (the “Pre-Closing Crypto.com Contribution Agreement”), pursuant to which, immediately prior to, but contingent upon, the Closing (as defined below), Crypto.com will contribute (the “Pre-Closing Crypto.com Contribution”) 6,313,000,212 Cronos tokens and all necessary physical devices required to establish and operate a Cronos proof of stake validator node and staking infrastructure (the “Cronos Assets”) to Crypto.com Sub;

WHEREAS, concurrently with the execution and delivery of this Agreement, Crypto.com Sub is entering into an Asset Contribution Agreement with SPAC (the “Crypto.com Contribution and Sale Agreement” and, together with the Pre-Closing Crypto.com Contribution Agreement, the “Crypto.com Contribution Agreements”), pursuant to which (a) at the Closing, Crypto.com Sub will sell 90% of the Cronos Assets to SPAC Sub (the “Crypto.com Sale”) and (b) immediately following the Crypto.com Sale, Crypto.com Sub will contribute 10% of the Cronos Assets to SPAC;

WHEREAS, pursuant to the Crypto.com Contribution and Sale Agreement, at the Closing, Crypto.com Sub and SPAC will enter into a Trademark License Agreement, substantially in the form set forth on Exhibit A to the Crypto.com Contribution and Sale Agreement (the “Crypto.com License Agreement”), pursuant to which Crypto.com Sub will license to SPAC Intellectual Property (as defined below) and all operational knowhow and proprietary technology required to establish and operate a Cronos proof of stake validator node and staking infrastructure;

WHEREAS, concurrently with the execution and delivery of this Agreement, TMTG is entering into an Trademark License Agreement with Asset Company (the “TMTG License Agreement”) pursuant to which, immediately prior to, but contingent upon, the Closing, TMTG will license the rights to use the “Trump Media” brand name and certain other Intellectual Property rights to Asset Company (the “TMTG Marks,”) (the “Pre-Closing TMTG Contribution” and together with the Pre-Closing Crypto.com Contribution, the “Pre-Closing Contributions”);

WHEREAS, concurrently with the execution and delivery of this Agreement, (d) TMTG is entering into an Asset Contribution Agreement with SPAC (the “TMTG Contribution Agreement” and, together with the Crypto.com Contribution Agreements and the TMTG License Agreement, the “Contribution Agreements”) pursuant to which, at the Closing, TMTG will contribute 100% of the issued and outstanding membership interests of Asset Company to SPAC in consideration of 10,000,000 shares of SPAC Class A Common Stock, certain Earnout Warrants and Forced Exercise Warrants as described in Sections 2.1(b) and 2.1(c) below;

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WHEREAS, at least two Business Days prior to the Closing and subject to the conditions of this Agreement, SPAC shall convert into a Florida corporation in accordance with the Cayman Islands Companies Act (As Revised) (the “Cayman Act”) and Section 607.1801 of the Florida Business Corporation Act, as amended (the “Conversion”);

WHEREAS, concurrently with the Conversion, SPAC shall file articles of incorporation with the Secretary of State of the State of Florida and adopt bylaws in substantially the forms attached as Exhibits A and B hereto, respectively (together, the “Converted SPAC Organizational Documents”);

WHEREAS, in connection with the Conversion, (a) each then issued and outstanding SPAC Class A Ordinary Share (as defined below) shall convert automatically, on a one-for-one basis, into a share of Class A common stock, par value $0.0001 per share, of SPAC (the “SPAC Class A Common Stock”); and (b) each then issued and outstanding SPAC Class B Ordinary Share (as defined below) shall convert automatically, on a one-for-one basis, into a share of SPAC Class A Common Stock;

WHEREAS, concurrently with the execution and delivery of this Agreement, in connection with the Transactions, SPAC, SPAC Sub, Sponsor, Crypto.com and the Sellers are entering into a Sponsor Support Agreement substantially in the form of Exhibit C (the “Sponsor Support Agreement”), providing that, among other things, the Sponsor will vote its SPAC Ordinary Shares in favor of the adoption and approval of this Agreement and the Transactions;

WHEREAS, concurrently with the execution and delivery of this Agreement, in connection with the Transactions, SPAC and Sponsor (or an Affiliate thereof) are entering into a Backstop Agreement, substantially in the form of Exhibit I the (“Backstop Agreement”), pursuant to which Sponsor (or such Affiliate of Sponsor) will commit to purchase certain securities of SPAC to the extent necessary to have the condition set forth in Section 8.2(e) be satisfied;

WHEREAS, concurrently with the execution and delivery of this Agreement, in connection with the Transactions, Crypto.com Sub, Sponsor and TMTG are entering into a voting agreement (the “Voting Agreement”), pursuant to which each of the parties thereto will agree to, from and following the Closing, vote their SPAC Class A Common Stock and SPAC Class B Common Stock (as applicable) in accordance with the terms set forth therein;

WHEREAS, concurrently with the Closing, the Sellers, Sponsor and certain other parties named therein shall each enter into a Lock-Up Agreement with SPAC substantially in the form of Exhibit D (each, a “Lock-Up Agreement”), pursuant to which the Sellers, Sponsor and such other parties shall each agree not to transfer their shares of SPAC Stock for a period of a minimum of 12 months after the Closing, subject to certain exceptions described therein;

WHEREAS, concurrently with the Closing, the Sellers and Sponsor shall enter into an amended and restated registration rights agreement with SPAC, which will cover the resale of the shares of SPAC Stock held by the Sellers and Sponsor substantially in the form of Exhibit E (the “Registration Rights Agreement”);

WHEREAS, concurrently with the Closing, an affiliate of Sponsor, YA II PN, Ltd., a Cayman Islands exempt limited company (“YA II PN”), shall enter into a Stock Purchase Agreement with SPAC in substantially the form of Exhibit F, pursuant to which YA II PN will commit to purchase up to $5,000,000,000 (the “Commitment Amount”) of the SPAC Class A Common Stock (as defined below), at a price per share equal to 97.25% of the market price of such shares in consideration of a commitment fee payable in cash or in shares of SPAC Class A Common Stock to YA II PN, as more fully set forth therein (the “Stock Purchase Agreement”);

WHEREAS, the board of directors of SPAC (the “SPAC Board”) has unanimously: (a) determined that this Agreement and the Ancillary Documents to which SPAC is a party and the Transactions are advisable and in the best interests of SPAC and the SPAC Shareholders; (b) authorized and approved the execution, delivery and performance by SPAC of this Agreement and the Ancillary Documents to which SPAC is a party and the Transactions; (c) approved the Transactions as a Business Combination; and (d) recommended the adoption and approval of this Agreement and the Ancillary Documents to which SPAC is a party and the Transactions by the SPAC Shareholders; and

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WHEREAS, the respective boards of directors of each of TMTG and Crypto.com, the manager of Sponsor and the board of directors of Crypto.com Sub have each unanimously (a) determined that this Agreement and the Ancillary Documents to which the respective Parties are a party and the Transactions are advisable and in the best interests of the respective Parties and their equityholders and (b) authorized and approved this Agreement, the Ancillary Documents to which the respective Parties are a party and the Transactions, in each case upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Parties agree as follows:

Article I
DEFINITIONS

1.1            Certain Definitions. For purpose of this Agreement, the following capitalized terms have the following meanings:

“Action” means any notice of noncompliance or violation, or any claim, demand, charge, action, suit, litigation, audit, settlement, complaint, stipulation, assessment or arbitration, or any request (including any subpoena or request for information), inquiry, hearing, proceeding or investigation, by or before any Person, including any Governmental Authority.

“Additional Permitted Financing” means (i) the subscription or purchase by an investor after the date of this Agreement of securities to be issued or guaranteed by SPAC or SPAC’s Subsidiaries (or of securities exercisable, convertible or exchangeable into securities to be issued or guaranteed by SPAC or SPAC’s Subsidiaries), including common stock, preferred stock, convertible or exchangeable bonds or notes (secured or unsecured), promissory notes, warrants or other securities or (ii) a line of credit, promissory note or other similar debt financing, by and between an investor and SPAC or SPAC’s Subsidiaries, in each case, as and to the extent consented to in writing by Crypto.com (which consent may be withheld in the sole and absolute discretion of Crypto.com);

“Affiliate” means, with respect to any specified Person, any other Person that directly or indirectly controls, is controlled by or is under common control with such specified Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made. For the purposes of this definition, the term “control,” when used with respect to any specified Person, means the power to direct or cause the direction of the management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by Contract or otherwise; and the terms “controlling,” “controlled,” or “under common control with” have correlative meanings.

“Ancillary Documents” means each agreement, instrument or document attached hereto as an Exhibit, and the other agreements, certificates and instruments to be executed or delivered by any of the Parties in connection with or pursuant to this Agreement or the Transactions, including the Contribution Agreements, the Crypto.com License Agreement, the TMTG License Agreement, the Backstop Agreement, the Sponsor Support Agreement, the Lock-Up Agreements, the Registration Rights Agreement, the Voting Agreement, the Stock Purchase Agreement, the Converted SPAC Organizational Documents, the Earnout Warrants, the Series A Forced Exercise Warrants and any agreements relating to or instruments governing any Additional Permitted Financing.

“Benefit Plans” of any Person means any and all deferred compensation, executive compensation, incentive compensation, equity or equity-based compensation, employment or consulting, severance or termination pay, holiday, vacation, employee loan, bonus, retention, transaction, change in control, health and welfare, fringe benefit, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit sharing, pension, or retirement or supplemental retirement plan, program, agreement, commitment or arrangement, and each other employee benefit plan, program, agreement or arrangement, including each “employee benefit plan” as such term is defined under Section 3(3) of ERISA, maintained or contributed to or required to be contributed to by a Person for the benefit of any current or former employee or other service provider of such Person, or with respect to which such Person has any Liability, whether direct or indirect, actual or contingent, whether formal or informal, and whether legally binding or not.

3

“Business Combination” has the meaning set forth in the SPAC Memorandum and Articles as in effect on the date hereof.

“Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York and the Cayman Islands are authorized to close for business.

“Cayman Registrar” means the Registrar of Companies of the Cayman Islands.

“Code” means the Internal Revenue Code of 1986. Reference to a specific section of the Code shall include such section and any valid treasury regulation promulgated thereunder.

“Confidential Information” means all confidential or proprietary documents and information, whether written, oral, electronic, in visual form or in any other media, concerning the Parties or any of their respective Affiliates or Representatives, furnished in connection with this Agreement or the Transactions; provided, however, that Confidential Information shall not include any information which, (a) at the time of disclosure by any Party, any Affiliates thereof or any of their respective Representatives, is generally available publicly and was not disclosed in breach of this Agreement or applicable confidentiality agreement or (b) at the time of the disclosure by any Party, any Affiliates thereof or any of their respective Representatives was previously known by such receiving party without violation of Law or any confidentiality obligation by the Person receiving such Confidential Information.

“Consent” means any consent, approval, waiver, authorization or Permit of, or notice to or declaration or filing with, any Governmental Authority or any other Person.

“Contracts” means all legally binding contracts, agreements, arrangements, bonds, notes, indentures, mortgages, debt instruments, purchase orders, licenses (and all other contracts, agreements or binding arrangements concerning Intellectual Property), franchises, leases and other instruments or obligations of any kind, written or oral (including any amendments and other modifications thereto).

“Converted SPAC Units” means, following the Conversion, units issued by SPAC, each consisting of one share of SPAC Class A Common Stock and one-third (1/3) of one Converted SPAC Warrant (rounded down to the nearest whole share).

“Converted SPAC Warrants” means, following the Conversion, warrants to purchase one share of SPAC Class A Common Stock.

“DTC” means the Depository Trust Company.

“Earnout Warrants” means the cash-in warrants with an exercise price of $0.001 per share, in substantially the form of Exhibit G.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Exchange Act” means the Securities Exchange Act of 1934.

“Forced Exercise Warrants” means the cash-in warrants with an exercise price of $10.00 per share, in substantially the form of Exhibit H.

“Founder Registration Rights Agreement” means the Registration Rights Agreement, dated as of June 26, 2025, by and among SPAC, Sponsor, and the other shareholders party thereto.

4

“Fraud” means actual and intentional fraud, with elements of scienter and reliance, under the Laws of the State of Florida, in the making of any representations and warranties contained in this Agreement.

“Fraud Claim” means any Action to the extent based upon Fraud.

“GAAP” means generally accepted accounting principles as in effect in the United States of America.

“Governmental Authority” means any federal, state, local, foreign or other governmental, quasi-governmental or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body with competent jurisdiction.

“Indebtedness” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money (including the outstanding principal and accrued but unpaid interest), (b) all obligations for the deferred purchase price of property or services or capitalized leases, as determined in accordance with GAAP (other than trade payables incurred in the ordinary course of business), (c) any other indebtedness of such Person that is evidenced by a note, bond, debenture, credit agreement or similar instrument, (d) all obligations of such Person for the reimbursement of any obligor on any line or letter of credit, banker’s acceptance, guarantee or similar credit transaction, in each case, that has been drawn or claimed against, (e) all obligations of such Person in respect of acceptances issued or created, (f) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (g) all obligations secured by a Lien on any property of such Person, (h) any premiums, prepayment fees or other penalties, fees, costs or expenses associated with payment of any Indebtedness of such Person, (i) any severance costs, pension, bonus, deferred compensation, amounts due in respect of cancellation of options and other equity awards, forgivable loans (whether issued or proposed to be issued) or similar obligations (and, in each case, any employer portion of unemployment, social security, payroll or similar Tax payable in connection therewith), and (j) all obligations described in clauses (a) through (i) above of any other Person which are directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.

“Intellectual Property” means trademarks, service marks, rights in trade names, business names, logos or get-up, goodwill and the right to sue for passing off, patents, supplementary protection certificates, rights in inventions, proprietary processes, formulae, models and methodologies, registered and unregistered design rights, copyrights (including rights in software), database rights, image rights, rights to publicity and rights to personality and privacy, moral rights and rights of attribution and integrity, rights in domain names and URLs and social media presence accounts, and all other similar rights in any part of the world (including in confidential information and trade secrets) and whether registered or not, including, where such rights are obtained or enhanced by registration, any registration of such rights and applications and any rights to apply for and be granted, registrations, renewals, extensions, continuations or restorations of, and rights to claim priority from such registrations.

“Investment Company Act” means the United States Investment Company Act of 1940.

“IPO” means the initial public offering of SPAC Public Units pursuant to the IPO Prospectus.

“IPO Prospectus” means the final prospectus of SPAC, dated as of June 26, 2025, and filed with the SEC on June 30, 2025 (File No. 333-286569).

“Knowledge” means, with respect to any Party, the actual knowledge of its directors and executive officers, after reasonable inquiry.

“Law” means any federal, state, local, municipal, foreign or other law, statute, legislation, principle of common law, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, directive, requirement, writ, injunction, settlement, Order or Consent that is or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

5

“Liabilities” means any and all liabilities, Indebtedness, Actions or obligations of any nature (whether absolute, accrued, contingent or otherwise, whether known or unknown, whether direct or indirect, whether matured or unmatured, whether due or to become due and whether or not required to be recorded or reflected on a balance sheet under GAAP or other applicable accounting standards), including Tax liabilities due or to become due.

“Lien” means any mortgage, pledge, security interest (including any created by Law), attachment, option, proxy, voting trust, encumbrance, license, covenant not to sue, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), restriction (whether on voting, sale, transfer, disposition or otherwise), any subordination arrangement in favor of another Person, or any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar Law.

“Material Adverse Effect” means, with respect to any specified Person, any fact, event, occurrence, change or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect upon (a) the business, assets, Liabilities, results of operations, prospects or condition (financial or otherwise) of such Person and its Subsidiaries, taken as a whole, or (b) the ability of such Person or any of its Subsidiaries to consummate the Transactions contemplated by this Agreement or the Ancillary Documents to which it is a party or bound or to perform its obligations hereunder or thereunder; provided, however, any changes or effects directly or indirectly attributable to, resulting from, relating to or arising out of the following (by themselves or when aggregated with any other, changes or effects) shall not be deemed to be, constitute, or be taken into account when determining whether there has or may, would or could have occurred a Material Adverse Effect: (i) general changes in the financial or securities markets (including changes in interest rates) or general economic or political conditions in the country or region in which such Person or any of its Subsidiaries do business; (ii) changes, conditions or effects that generally affect the industries or markets in which such Person or any of its Subsidiaries principally operate; (iii) changes in the price or trading volume of Cronos tokens (provided that the underlying cause of any such event, occurrence, change or effect in the price or trading volume may be considered in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent not excluded by another exception herein); (iv) any proposal, enactment or change in interpretation of, or any other change in, applicable Laws, GAAP or other applicable accounting principles or mandatory changes in the regulatory accounting requirements applicable to any industry in which such Person and its Subsidiaries principally operate; (v) conditions caused by acts of God, natural disasters, terrorism, war (whether or not declared), escalation of hostilities, geopolitical conditions, local, national or international political conditions or any outbreak or continuation of an epidemic or pandemic or the effects of the actions of any Governmental Authority or Laws or other responses with respect thereto; (vi) the taking of any action required by this Agreement or any Ancillary Document; and (vii) any failure in and of itself by such Person and its Subsidiaries to meet any internal or published budgets, projections, forecasts or predictions of financial performance for any period (provided that the underlying cause of any such failure may be considered in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent not excluded by another exception herein); provided, further, however, that any event, occurrence, fact, condition, or change referred to in clauses (i), (ii), (iii), (iv), (v) and (vii) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition, or change has a disproportionate and adverse effect on such Person or any of its Subsidiaries compared to similarly situated participants in the industries in which such Person or any of its Subsidiaries primarily conducts its businesses. Notwithstanding the foregoing, with respect to SPAC, the amount of the Redemption (as defined below) or the failure to obtain the Required Shareholder Approval (as defined below) shall not in and of itself be deemed to be a Material Adverse Effect on or with respect to SPAC (provided that the underlying causes of any such Redemption or failure to obtain the Required Shareholder Approval may be considered in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent not excluded by another exception herein; and provided, further, with respect to the failure to obtain the Required Shareholder Approval, that the SPAC has not violated its obligations under this Agreement in connection with obtaining such Required Shareholder Approval).

“Nasdaq” means the Nasdaq Global Market.

“Order” means any order, decree, ruling, judgment, injunction, writ, determination, binding decision, verdict, judicial award or other action that is or has been made, entered, rendered, or otherwise put into effect by or under the authority of any Governmental Authority.

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“Organizational Documents” means, with respect to any Person, (a) that is a corporation or company, its certificate or articles of incorporation and bylaws, and/or memorandum and articles of association or comparable documents, (b) that is a partnership, its certificate of partnership and partnership agreement, or comparable documents, (c) that is a limited liability company, its certificate of formation and limited liability company agreement, or comparable documents, (d) that is a trust, its declaration of trust, or comparable documents and (e) that is any other Person but that is not an individual, its comparable organizational documents, in the case of each of clauses (a) through (e) as currently in effect.

“PCAOB” means the U.S. Public Company Accounting Oversight Board (or any successor thereto).

“Permits” means all federal, state, local or foreign or other third-party permits, grants, easements, consents, approvals, authorizations, exemptions, licenses, franchises, concessions, ratifications, permissions, clearances, confirmations, endorsements, waivers, certifications, designations, ratings, registrations, qualifications or orders of any Governmental Authority.

“Permitted Liens” means (a) Liens for Taxes or assessments and similar governmental charges or levies, which either are (i) not delinquent or (ii) being contested in good faith and by appropriate proceedings, and adequate reserves have been established with respect thereto, (b) other Liens imposed by operation of Law arising in the ordinary course of business for amounts which are not due and payable and as would not in the aggregate materially adversely affect the value of, or materially adversely interfere with the use of, the property subject thereto, (c) Liens incurred or deposits made in the ordinary course of business in connection with social security, (d) Liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business, or (e) Liens arising under this Agreement or any Ancillary Document.

“Person” means an individual, corporation, company, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

“Personal Property” means any machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, parts and other tangible personal property.

“Post-Closing Officers” means each of the officers of SPAC following the Closing.

“Redemption Amount” means the aggregate amount payable with respect to all Redemption of the SPAC Class A Ordinary Shares pursuant to and in accordance with the SPAC Memorandum and Articles.

“Related Persons” means, as to any Person, the Affiliates of such Person, the Representatives of such Person and such Person’s Affiliates, and the immediate family members of any of the foregoing.

“Representatives” means, as to any Person, the respective managers, directors, officers, employees, independent contractors, consultants, advisors (including financial advisors, counsel and accountants), agents and other legal representatives of such Person.

“SEC” means the U.S. Securities and Exchange Commission (or any successor Governmental Authority).

“Securities Act” means the Securities Act of 1933.

“Seller Fundamental Representations” means the representations and warranties made by the Sellers pursuant to Section 5.1 (Organization and Standing), Section 5.2 (Authorization; Binding Agreement), Section 5.9 (Finders and Brokers), Section 6.1 (Organization and Standing), Section 6.2 (Authorization; Binding Agreement) and Section 6.8 (Finders and Brokers).

“SPAC Class A Ordinary Shares” means, prior to the Conversion, the Class A ordinary shares, par value $0.0001 per share, of SPAC.

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“SPAC Class B Common Stock” means, following the Conversion, the Class B common stock, par value $0.0001 per share, of SPAC.

“SPAC Class B Ordinary Shares” means, prior to the Conversion, the Class B ordinary shares, par value $0.0001 per share, of SPAC.

“SPAC Fundamental Representations” means the representations and warranties made by SPAC pursuant to Section 4.1 (Organization and Standing), Section 4.2 (Authorization; Binding Agreement), Section 4.4 (Non-Contravention), Section 4.5 (Capitalization), and Section 4.15 (Finder and Brokers).

“SPAC Memorandum and Articles” means the amended and restated memorandum and articles of association of SPAC as of the date of this Agreement, as in effect under the Cayman Act.

“SPAC Ordinary Shares” means the SPAC Class A Ordinary Shares and the SPAC Class B Ordinary Shares.

“SPAC Preference Shares” means preference shares, par value $0.0001 per share, of SPAC.

“SPAC Shareholders” means the shareholders of SPAC prior to the Conversion, and the stockholders of SPAC following the Conversion.

“SPAC Stock” means, collectively, the SPAC Class A Common Stock and the SPAC Class B Common Stock.

“SPAC Units” means the units issued by SPAC in the IPO, (the “SPAC Public Units”) and issued by SPAC in private placements conducted concurrently with the IPO (the “SPAC Private Units”), each consisting of one SPAC Class A Ordinary Share and one-third (1/3) of one SPAC Warrant.

“SPAC Warrants” means warrants to purchase one SPAC Class A Ordinary Share.

“Subsidiary” means, with respect to any Person, any other Person of which (a) if a corporation or company, a majority of the total voting power of capital stock or share capital entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons will be allocated a majority of partnership, association or other business entity gains or losses or will be or control the managing director, managing member, general partner or other managing Person of such partnership, association or other business entity. A Subsidiary of a Person will also include any variable interest entity which is consolidated with such Person under applicable accounting rules.

“Tax Return” means any return, declaration, report, claim for refund, information return or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Taxes or the administration of any Laws or administrative requirements relating to any Taxes.

“Taxes” means (a) all direct or indirect federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, value-added, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, social security and related contributions due in relation to the payment of compensation to employees, excise, severance, stamp, occupation, premium, property, windfall profits, tariffs, alternative minimum, estimated, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (b) any Liability for payment of amounts described in clause (a) whether as a result of being a member of an affiliated, consolidated, combined or unitary group for any period or otherwise through operation of law and (c) any Liability for the payment of amounts described in clauses (a) or (b) as a result of any tax sharing, tax group, tax indemnity or tax allocation agreement with, or any other express or implied agreement to indemnify, any other Person.

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“Transaction Shares” means the SPAC Stock that is sold and issued to the Sellers at Closing.

“Triggering Event I” means the first date before the fifth anniversary of the Closing Date on which the trading price of the SPAC Class A Common Stock closes at or above $11.00 per share on any trading day.

“Triggering Event II” means the first date before the fifth anniversary of the Closing Date on which the trading price of the SPAC Class A Common Stock closes at or above $20.00 per share on any trading day.

“Triggering Event III” means the first date before the fifth anniversary of the Closing Date on which the trading price of the SPAC Class A Common Stock closes at or above $40.00 per share on any trading day.

“Triggering Events” means Triggering Event I, Triggering Event II, and Triggering Event III, collectively.

“Trust Account” means the trust account established by SPAC with the proceeds from the IPO and from certain private placements occurring simultaneously with the IPO pursuant to the Trust Agreement in accordance with the IPO Prospectus.

“Trust Agreement” means that certain Investment Management Trust Agreement, dated as of June 26, 2025 by and between SPAC and the Trustee, as it may be amended, as well as any other agreements entered into related to or governing the Trust Account.

“Trustee” means Continental Stock Transfer & Trust Company, in its capacity as trustee under the Trust Agreement.

1.2            Section References. The following capitalized terms, as used in this Agreement, have the respective meanings given to them in the Section as set forth below adjacent to such terms:

Acquisition Proposal	7.7(a)
Action	1.1
Additional Permitted Financing	1.1
Affiliate	1.1
Agreement	Preamble
Alternative Transaction	7.7(a)
Ancillary Documents	1.1
Antitrust Laws	7.10(b)
Asset Company	Recitals
Asset Company Interests	6.3
Backstop Agreement	Recitals
Benefit Plans	1.1
Business Combination	1.1
Business Day	1.1
Cayman Act	Recitals
Cayman Registrar	1.1
Closing	3.1
Closing Date	3.1
Closing Filing	7.13(b)
Closing Press Release	7.13(b)
Code	1.1
Commitment Amount	Recitals
Confidential Information	1.1
Confidential Party	7.14
Consent	1.1

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Contracts	1.1
Contribution Agreements	Recitals
Conversion	Recitals
Converted SPAC Organizational Documents	Recitals
Converted SPAC Units	1.1
Converted SPAC Warrants	1.1
Cronos Assets	Preamble
Crypto.com	Preamble
Crypto.com Contribution Agreements	Recitals
Crypto.com License Agreement	Recitals
Crypto.com Sub	Preamble
D&O Indemnified Persons	7.16
D&O Tail Insurance	7.16(b)
Disclosure Schedules	1.3(f)
DLA Piper	11.13(a)
DTC	1.1
Earnout Warrants	1.1
Enforceability Exceptions	4.2
Equity Incentive Plan	7.18
ERISA	1.1
Exchange Act	1.1
Extraordinary General Meeting	7.12(a)
Federal Securities Laws	7.8
Forced Exercise Warrants	1.1
Forced Exercise Warrant Condition	2.1
Founder Registration Rights Agreement	1.1
Fraud	1.1
Fraud Claim	1.1
GAAP	1.1
Governmental Authority	1.1
Harneys	11.13(a)
Indebtedness	1.1
Intellectual Property	1.1
Intended Tax Treatment	3.4
Interim Period	7.1(a)
Investment Company Act	1.1
IPO	1.1
IPO Prospectus	1.1
Knowledge	1.1
Law	1.1
Liabilities	1.1
Lien	1.1
Lock-Up Agreement	Recitals
Material Adverse Effect	1.1
Modification in Recommendation	7.12(d)
Nasdaq	1.1
Non-Recourse Parties	11.14
OFAC	4.16(c)
Order	1.1
Organizational Documents	1.1
Outside Date	9.1(b)
Parties	Preamble
Party	Preamble
PCAOB	1.1
Permits	1.1
Permitted Liens	1.1

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Person	1.1
Personal Property	1.1
Post-Closing Board	7.15(a)
Post-Closing Officers	1.1
Pre-Closing Contributions	Recitals
Proxy Statement	7.12(a)
Public Shareholders	10.1
Redemption	7.12(a)
Redemption Amount	1.1
Registration Rights Agreement	Recitals
Registration Statement	7.12(a)
Related Persons	1.1
Released Claims	10.1
Releasing Persons	10.2
Representatives	1.1
Required Shareholder Approval	8.1(a)
SEC	1.1
SEC Reports	4.6(a)
Securities Act	1.1
Seller Fundamental Representations	1.1
Sellers	Preamble
Signing Filing	7.13(b)
Signing Press Release	7.13(b)
Skadden	11.13(b)
SPAC	Preamble
SPAC Board	Recitals
SPAC Class A Common Stock	Recitals
SPAC Class A Ordinary Shares	1.1
SPAC Class B Common Stock	1.1
SPAC Class B Ordinary Shares	1.1
SPAC Financials	4.6(d)
SPAC Fundamental Representations	1.1
SPAC Material Contract	4.13(a)
SPAC Memorandum and Articles	1.1
SPAC Ordinary Shares	1.1
SPAC Preference Shares	1.1
SPAC Private Units	1.1
SPAC Public Units	1.1
SPAC Shareholder Approval Matters	7.12(a)
SPAC Shareholders	1.1
SPAC Stock	1.1
SPAC Units	1.1
Sponsor	Preamble
Sponsor Support Agreement	Recitals
Stock Purchase Agreement	Recitals
Subsidiary	1.1
Tax Return	1.1
Taxes	1.1
TMTG	Preamble
Transaction Shares	1.1
Triggering Event I	1.1
Triggering Event II	1.1
Triggering Event III	1.1
Triggering Events	1.1
Trust Account	1.1
Trust Agreement	1.1
Trustee	1.1
Voting Agreement	Recitals
YA II PN	Recitals

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1.3            Interpretation.

(a)            The table of contents and the Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement.

(b)            In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and words in the singular, including any defined terms, include the plural and vice versa; (ii) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (iii) any accounting term used and not otherwise defined in this Agreement or any Ancillary Document has the meaning assigned to such term in accordance with GAAP, based on the accounting principles used by the applicable Person; (iv) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (v) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (vi) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (vii) the term “or” means “and/or” unless clearly indicated otherwise, including, by use of “either”; (viii) any reference to the term “ordinary course” or “ordinary course of business” shall be deemed in each case to be followed by the words “consistent with past practice”; (ix) any agreement, instrument, insurance policy, Law defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, insurance policy, Law as from time to time amended, modified or supplemented as of the applicable date or during the applicable period of time, including (in the case of agreements or instruments) by waiver or consent (and in the case of agreements or instruments, in accordance with the term of the agreement or instrument, and in the case of any Ancillary Document, in accordance with the terms of this Agreement) and (in the case of statutes, regulations, rules or orders) by succession of comparable successor statutes, regulations, rules or orders and references to all attachments thereto and instruments incorporated therein; (x) unless the context of this Agreement otherwise requires, references to statutes shall include all rules and regulations promulgated thereunder; (xi) except as otherwise indicated, all references in this Agreement to the words “Section,” “Article,” “Schedule,” “Annex” and “Exhibit” are intended to refer to Sections, Articles, Schedules, Annexes and Exhibits to this Agreement; and (xii) the term “Dollars” or “$” means United States dollars.

(c)            Any reference in this Agreement to a Person’s directors shall include any member of such Person’s governing body and any reference in this Agreement to a Person’s officers shall include any Person filling a substantially similar position for such Person.

(d)            Any reference in this Agreement or any Ancillary Document to a Person’s shareholders or stockholders shall include any applicable owners of the equity interests of such Person, in whatever form.

(e)            The Parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

(f)            The disclosure schedules delivered by SPAC and SPAC Sub to Crypto.com, Crypto.com Sub and TMTG on the date of this Agreement (the “Disclosure Schedules”) (including any section thereof) referenced herein are a part of this Agreement as if fully set forth herein. All references herein to the Disclosure Schedules (including any section thereof) shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. Any disclosure made by SPAC or SPAC Sub in the Disclosure Schedules, as applicable, or any section thereof, with reference to any section of this Agreement or section of the Disclosure Schedules, as applicable, shall be deemed to be a disclosure with respect to such other applicable sections of this Agreement or sections of the Disclosure Schedules, as applicable, if it is reasonably apparent on the face of such disclosure that such disclosure is responsive to such other section of this Agreement or section of the Disclosure Schedules, as applicable. Certain information set forth in the Disclosure Schedules, as applicable, is included solely for informational purposes and may not be required to be disclosed pursuant to this Agreement. Unless expressly contemplated by this Agreement, the disclosure of any information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made in this Agreement, nor shall such information be deemed to establish a standard of materiality.

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Article II
CONTRIBUTIONS AND SALE OF ASSETS

2.1            Contributions and Sales. Subject to the terms and satisfaction or waiver of the conditions set forth in this Agreement, at (or immediately after (as applicable)) the Closing, pursuant to the Contribution Agreements, the Sellers shall sell, convey, transfer, assign and deliver to SPAC (or SPAC Sub, as applicable), and SPAC (or SPAC Sub, as applicable) shall purchase and accept from the Sellers, the Cronos Assets and the Asset Company Interests (as applicable), as follows:

(a)            Crypto.com Sub shall (i) sell to SPAC Sub, and SPAC Sub shall purchase from Crypto.com Sub, all right, title and interest in and to 90% of the Cronos Assets, free and clear of all Liens, and, immediately thereafter, (ii) contribute to SPAC, and SPAC shall receive from Crypto.com Sub, all right, title and interest in and to 10% of the Cronos Assets, free and clear of all Liens, for aggregate consideration of 100,000,000 shares of SPAC Class B Common Stock and a Forced Exercise Warrant, exercisable for 10,000,000 shares of SPAC Class A Common Stock, which aggregate consideration shall be allocated between such purchase and such contribution in accordance with the Crypto.com Contribution and Sale Agreement, and delivered by SPAC Sub and SPAC, respectively, in accordance with the Crypto.com Contribution and Sale Agreement; and

(b)            TMTG shall sell to SPAC, and SPAC shall purchase from TMTG, all right, title and interest in and to the Asset Company Interests (as defined below), free and clear of all Liens, in consideration of 10,000,000 shares of SPAC Class A Common Stock and a Forced Exercise Warrant, exercisable for 10,000,000 shares of SPAC Class A Common Stock.

(c)            Additionally, in exchange for such Asset Company Interests, SPAC shall issue three Earnout Warrants to TMTG, each exercisable for a number of shares of SPAC Class A Common Stock equal to 7% of SPAC’s outstanding capital stock at the time of the Closing, rounded to the nearest whole number. Each warrant shall be exercisable within 30 days of the occurrence of the applicable Triggering Event, as follows:

(i)            The first Earnout Warrant shall be exercisable upon the occurrence of Triggering Event I.

(ii)           The second Earnout Warrant shall be exercisable upon the occurrence of Triggering Event II.

(iii)          The third Earnout Warrant shall be exercisable upon the occurrence of Triggering Event III.

(d)            SPAC shall issue to the Sponsor a Forced Exercise Warrant exercisable (on or after the Closing Date) for 2,000,000 shares of SPAC Class A Common Stock.

(e)            The Forced Exercise Warrants will be subject to forced exercise in the event that the SPAC Class A Common Stock closes at or above $20.00 per share for at least one trading day before the third anniversary of the Closing Date, as more fully set forth therein (the “Forced Exercise Warrant Condition”); provided that, if the Forced Exercise Warrant Condition occurs before the Closing Date, each of Crypto.com’s, TMTG’s and the Sponsor’s respective cash-in amounts will be due on the Closing Date, as more fully set forth therein.

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Article III
CLOSING

3.1            Closing. Subject to the satisfaction or waiver of the conditions set forth in Article VIII, the consummation of the Transactions contemplated by this Agreement (the “Closing”) shall take place by electronic exchange of signatures, on a date to be agreed by SPAC and the Sellers, which date shall be no later than on the fifth Business Day after all the Closing conditions in Article VIII have been satisfied or waived (other than any such conditions which by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at the Closing) at 10:00 a.m. New York time, or at such other date, time or place as the Parties may agree in writing (the date and time at which the Closing is actually held being the “Closing Date”).

3.2            Pre-Closing Statement. At least two (2) Business Days prior to the Closing Date, SPAC shall deliver to each of the Sellers a written statement setting forth SPAC’s good faith estimate and calculation of the (a) Redemption Amount and (b) total cash proceeds from the Trust Account remaining following the Redemption.

3.3            Closing Deliveries.

(a)            At the Closing, SPAC shall deliver or cause to be delivered, as applicable, to the other Parties:

(i)            a certificate, dated as of the Closing Date, signed by an executive officer or director of each of SPAC and SPAC Sub in such capacity, certifying as to the satisfaction of the conditions specified in Sections 8.2(a) and (b) with respect to each of SPAC and SPAC Sub;

(ii)           a certificate from SPAC’s secretary, assistant secretary, director or other executive officer certifying as to, and attaching, (A) copies of the Converted SPAC Organizational Documents as in effect as of the Closing Date, (B) the resolutions of the SPAC Board authorizing and approving the execution, delivery and performance of this Agreement and each of the Ancillary Documents to which it is a party or by which it is bound, and the consummation of the Transactions contemplated hereby and thereby, and (C) the incumbency of directors and officers authorized to execute this Agreement or any Ancillary Document to which SPAC is or is required to be a party or otherwise bound;

(iii)          a Lock-Up Agreement, duly executed by Sponsor, the Post-Closing Officers, and the Post-Closing Board (as defined below);

(iv)          a copy of the Registration Rights Agreement duly executed by SPAC and Sponsor;

(v)           a copy of the Stock Purchase Agreement duly executed by SPAC and YA II PN;

(vi)          copies of the Earnout Warrants, duly executed by SPAC; and

(vii)         copies of the Forced Exercise Warrants, duly executed by SPAC and, as applicable, Sponsor; and

(viii)        a copy of the Crypto.com License Agreement, duly executed by SPAC.

(b)            At the Closing, Crypto.com shall deliver or cause to be delivered, as applicable, to the other Parties:

(i)            a duly executed and completed IRS Form W-9 from Crypto.com Sub;

(ii)           a certificate signed by an executive officer or director of each of Crypto.com and Crypto.com Sub, dated as of the Closing Date, certifying as to the satisfaction of the conditions specified in Sections 8.3(a) and (b) with respect to Crypto.com and Crypto.com Sub;

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(iii)          a certificate from Crypto.com’s secretary, assistant secretary, director or other executive officer certifying as to, and attaching, (A) the resolutions of the board of directors of Crypto.com authorizing and approving the execution, delivery and performance of this Agreement and each of the Ancillary Documents to which it is a party or by which it is bound, and the consummation of the Transactions contemplated hereby and thereby, and (B) the incumbency of directors and officers authorized to execute this Agreement or any Ancillary Document to which Crypto.com is or is required to be a party or otherwise bound;

(iv)          a Lock-Up Agreement, duly executed by Crypto.com Sub;

(v)           a copy of the Registration Rights Agreement duly executed by Crypto.com Sub; and

(vi)          a copy of the Crypto.com Forced Exercise Warrant, duly executed by Crypto.com Sub.

(vii)         a copy of the Crypto.com License Agreement, duly executed by Crypto.com Sub.

(c)            At the Closing, TMTG shall deliver or cause to be delivered, as applicable, to the other Parties:

(i)            membership interest transfer powers evidencing the transfer of the Asset Company Interests to SPAC;

(ii)           a duly executed and completed IRS Form W-9 from TMTG;

(iii)          a certificate signed by an executive officer or director of TMTG, dated as of the Closing Date, certifying as to the satisfaction of the conditions specified in Sections 8.3(a) and (b) with respect to TMTG;

(iv)          a certificate from TMTG’s secretary, assistant secretary, director or other executive officer certifying as to, and attaching, (A) copies of the Organizational Documents of Asset Company as in effect as of the Closing Date, (B) the resolutions of the board of directors of TMTG authorizing and approving the execution, delivery and performance of this Agreement and each of the Ancillary Documents to which it is a party or by which it is bound, and the consummation of the Transactions contemplated hereby and thereby, and (C) the incumbency of directors and officers authorized to execute this Agreement or any Ancillary Document to which TMTG is or is required to be a party or otherwise bound;

(v)           a Lock-Up Agreement, duly executed by TMTG;

(vi)          a copy of the Registration Rights Agreement duly executed by TMTG; and

(vii)         a copy of the Earnout Warrants, duly executed by TMTG.

3.4            Intended Tax Treatment. For U.S. federal (and applicable state or local) income Tax purposes, the Parties agree to treat (and, if applicable, to cause their Affiliates to treat) the Transactions as follows (the “Intended Tax Treatment”):

(a)            the Conversion is a “reorganization” pursuant to Section 368(a)(1)(F) of the Code and the Treasury Regulations thereunder;

(b)            the sale and purchase of the Transaction Shares (i) to TMTG, with respect to the contribution of 100% of the issued and outstanding membership interests of Asset Company, and (ii) to Crypto.com Sub with respect to its 10% interest in the Cronos Assets contributed to SPAC, taken together, as tax-deferred contributions governed by Section 351 of the Code; and

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(c)            the sale and purchase of the Transaction Shares to Crypto.com Sub with respect to its 90% interest in the Cronos Assets contributed to SPAC Sub is a taxable disposition governed by Section 1001 of the Code.

Article IV
REPRESENTATIONS AND WARRANTIES OF SPAC AND SPAC SUB

Except as set forth in (a) the Disclosure Schedules, the Section numbers of which are numbered to correspond to the Section numbers of this Agreement to which they refer, or (b) the SEC Reports (as defined below) that are available prior to the date hereof on the SEC’s website through EDGAR (excluding any disclosures in such SEC Reports under the headings “Risk Factors,” “Forward-Looking Statements” or “Qualitative Disclosures About Market Risk” and other disclosures that are predictive, cautionary or forward looking in nature, and excluding, for the avoidance of doubt, any content of such SEC Reports that have been redacted or omitted pursuant to applicable Law) (it being acknowledged that nothing disclosed in such SEC Reports will be deemed to modify or qualify the representations and warranties set forth in Section 4.1 (Organization and Standing), Section 4.2 (Authorization; Binding Agreement), Section 4.5 (Capitalization), Section 4.10 (Taxes and Returns), Section 4.15 (Finders and Brokers) and Section 4.21 (SPAC Trust Account)), each of SPAC and SPAC Sub represents and warrants to the other Parties as of the date of this Agreement and as of the Closing, as follows:

4.1            Organization and Standing.

(a)            SPAC is a company duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of incorporation. SPAC has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. SPAC is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by SPAC or the nature of the business conducted by SPAC makes such qualification or licensing necessary. SPAC has heretofore made available to the Sellers accurate and complete copies of SPAC’s Organizational Documents as currently in effect. SPAC is not in violation of any provision of its Organizational Documents.

(b)            SPAC Sub and each other Subsidiary of SPAC was formed for the purpose of engaging in the Transactions, and has engaged in no other business activities other than in connection with the Transactions. SPAC Sub and each other Subsidiary of SPAC is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Florida.

4.2            Authorization; Binding Agreement. Each of SPAC and SPAC Sub has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is a party, to perform its obligations hereunder and thereunder and to consummate the Transactions contemplated hereby and thereby, subject to obtaining the Required Shareholder Approval. The execution and delivery of this Agreement and each Ancillary Document to which it is a party and the consummation of the Transactions contemplated hereby and thereby have been duly and validly authorized by the SPAC Board and the governing body of SPAC Sub and, other than obtaining the Required Shareholder Approval, no other corporate proceedings, other than as set forth elsewhere in this Agreement, on the part of SPAC or SPAC Sub is necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the Transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which SPAC and/or SPAC Sub is a party has been or shall be when delivered, duly and validly executed and delivered by each of SPAC and SPAC Sub and, assuming the due authorization, execution and delivery of this Agreement and such Ancillary Documents by the other Parties and other parties thereto, constitutes, or when delivered shall constitute, the valid and binding obligation of SPAC, enforceable against each of SPAC and SPAC Sub in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors’ rights generally and subject to general principles of equity (collectively, the “Enforceability Exceptions”). The SPAC Board, either (A) at a duly called and held meeting or (B) by way of written resolution, has unanimously (i) determined that this Agreement and the other Transactions contemplated hereby are advisable, fair to, and in the best interests of, SPAC and the SPAC Shareholders, (ii) approved this Agreement and the other Transactions contemplated hereby and thereby in accordance with applicable Law and the SPAC’s Organizational Documents, and (iii) approved the Transactions as a Business Combination.

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4.3            Governmental Approvals. No Consent of any Governmental Authority on the part of SPAC or SPAC Sub is required to be obtained in connection with the execution, delivery or performance by SPAC or SPAC Sub of this Agreement and each Ancillary Document to which SPAC and/or SPAC Sub is a party or the consummation by SPAC and SPAC Sub of the Transactions contemplated hereby and thereby, other than (a) such filings as contemplated by this Agreement, (b) any filings required with Nasdaq or the SEC with respect to the Transactions, (c) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder and (d) where the failure to obtain or make such Consents or to make such filings or notifications, would not reasonably be expected to have a Material Adverse Effect on SPAC.

4.4            Non-Contravention. The execution and delivery by each of SPAC and SPAC Sub of this Agreement and each Ancillary Document to which it is a party, the consummation by each of SPAC and SPAC Sub of the Transactions contemplated hereby and thereby, and compliance by each of SPAC and SPAC Sub with any of the provisions hereof and thereof, will not (a) conflict with or violate any provision of SPAC’s Organizational Documents or SPAC Sub’s Organizational Documents, as applicable, in any material respect, (b) subject to obtaining the Consents from Governmental Authorities referred to in Section 4.3, and the waiting periods referred to therein having expired, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law applicable to SPAC or SPAC Sub, or any of SPAC’s or SPAC Sub’s properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by SPAC or SPAC Sub under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of SPAC or SPAC Sub under, (viii) give rise to any obligation to obtain any third-party Consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any SPAC Material Contract (as defined below), except for any deviations from any of the foregoing clauses (b) and (c) that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on SPAC, as the case may be.

4.5            Capitalization.

(a)            As of the date of this Agreement, SPAC is authorized to issue (i) 220,000,000 SPAC Ordinary Shares, consisting of (A) 200,000,000 SPAC Class A Ordinary Shares and (B) 20,000,000 SPAC Class B Ordinary Shares and (ii) 1,000,000 SPAC Preference Shares. The issued and outstanding SPAC Ordinary Shares as of the date of this Agreement consist of (A) 17,831,250 SPAC Class A Ordinary Shares (assuming the separation of all outstanding SPAC Units into underlying SPAC Class A Ordinary Shares and SPAC Warrants), of which 17,250,000 SPAC Class A Ordinary Shares are subject to possible redemption, and (B) 5,750,000 SPAC Class B Ordinary Shares. There are no issued or outstanding SPAC Preference Shares. All outstanding SPAC Ordinary Shares and equity interests of SPAC Sub are duly authorized, validly issued, fully paid and non-assessable and are not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under applicable Law, the SPAC Memorandum and Articles or any Contract to which SPAC or SPAC Sub is a party. None of the outstanding SPAC Ordinary Shares has been issued in violation of any applicable securities Laws. Prior to giving effect to the Transactions, SPAC does not have any Subsidiaries or own any equity interests in any other Person, other than SPAC Sub and its direct and indirect equityholders. SPAC indirectly owns 100% of the issued and outstanding equity interests of SPAC Sub. The SPAC does not own any SPAC Ordinary Shares as treasury shares.

(b)            As of the date of this Agreement, 5,867,275 SPAC Warrants are issued and outstanding (assuming the separation of all outstanding SPAC Units into underlying SPAC Class A Ordinary Shares and SPAC Warrants). All outstanding SPAC Warrants are duly authorized, validly issued, fully paid and non-assessable and are not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under applicable Law, the SPAC Memorandum and Articles or any Contract to which SPAC is a party. None of the outstanding SPAC Warrants has been issued in violation of any applicable securities Laws.

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(c)            Except as set forth in this Section 4.5 or as contemplated by this Agreement or the Ancillary Documents, there are no (i) outstanding options, warrants, puts, calls, convertible securities, preemptive or similar rights, (ii) bonds, debentures, notes or other Indebtedness having general voting rights or that are convertible or exchangeable into securities having such rights or (iii) subscriptions or other rights, agreements, arrangements, Contracts or commitments of any character (other than this Agreement and the Ancillary Documents), (A) relating to the issued or unissued securities of SPAC or any Subsidiary of SPAC, (B) obligating SPAC or any Subsidiary of SPAC to issue, transfer, deliver or sell or cause to be issued, transferred, delivered, sold or repurchased any options or shares or securities convertible into or exchangeable for any securities of SPAC or any Subsidiary of SPAC, or (C) obligating SPAC or any Subsidiary of SPAC to grant, extend or enter into any option, warrant, call, subscription or other right, agreement, arrangement or commitment for such securities of SPAC or any Subsidiary of SPAC. Other than the Redemption or as expressly set forth in this Agreement, there are no outstanding obligations of SPAC or any Subsidiary of SPAC to repurchase, redeem or otherwise acquire any securities of SPAC or any Subsidiary of SPAC or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Person. There are no shareholders agreements, voting trusts or other agreements or understandings to which SPAC or any Subsidiary of SPAC is a party with respect to the voting of any securities of SPAC or any Subsidiary of SPAC.

(d)            As of the date hereof, (i) neither SPAC nor any Subsidiary of SPAC has any Indebtedness and (ii) no Indebtedness of SPAC or any Subsidiary of SPAC contains any restriction upon (A) the prepayment of any of such Indebtedness, (B) the incurrence of Indebtedness by SPAC, (C) the ability of SPAC or any Subsidiary of SPAC to grant any Lien on its properties or assets, or (D) the consummation of the Transactions.

(e)            Since the date of incorporation of SPAC, and except as contemplated by this Agreement, SPAC has not declared or paid any distribution or dividend in respect of its shares and has not repurchased, redeemed or otherwise acquired any of its shares, and the SPAC Board has not authorized any of the foregoing.

4.6            SEC Filings; SPAC Financials; Internal Controls.

(a)            SPAC, since the IPO and through the date of this Agreement, has timely filed all forms, reports, schedules, statements, registration statements, prospectuses, and other documents required to be filed or furnished by SPAC with the SEC under the Securities Act and/or the Exchange Act (collectively, and together with any amendments, restatements or supplements thereto, the “SEC Reports”), which SEC Reports are all available on the SEC’s website through EDGAR, and will file all such SEC Reports required to be filed or furnished between the date of this Agreement and the Closing Date.

(b)            The SEC Reports (x) were prepared in all material respects in accordance with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder, as applicable, and (y) did not, as of their respective effective dates (in the case of SEC Reports that are registration statements filed pursuant to the requirements of the Securities Act) and at the time they were filed with the SEC (in the case of all other SEC Reports) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As used in this Section 4.6, the term “file” shall be broadly construed to include any manner permitted by SEC rules and regulations in which a document or information is furnished, supplied or otherwise made available to the SEC.

(c)            As of the date of this Agreement, the SPAC Units, the SPAC Class A Ordinary Shares and the SPAC Warrants are registered pursuant to Section 12(b) of the Exchange Act and are listed on Nasdaq under the symbols “YORKU,” “YORK” and “YORKW,” respectively. Concurrently with the public announcement of this Agreement, such symbols are being changed to “MCGAU,” “MCGA,” and “MCGAW,” respectively. Since the IPO, SPAC has complied in all material respects with the applicable listing and corporate governance rules and regulations of Nasdaq. There is no action or proceeding pending or, to the Knowledge of SPAC, threatened against SPAC, by Nasdaq or the SEC with respect to any intention by such entity to deregister or terminate the listing of the SPAC Units, the SPAC Class A Ordinary Shares or the SPAC Warrants. None of SPAC or its Affiliates has taken any action in an attempt to terminate the registration of the SPAC Units, the SPAC Class A Ordinary Shares or the SPAC Warrants under the Exchange Act except as contemplated by this Agreement.

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(d)            The financial statements and notes of SPAC contained or incorporated by reference in the SEC Reports and audited in conformity with GAAP in accordance with the standards of the PCAOB (the “SPAC Financials”), fairly present in all material respects the financial position and the results of operations, changes in shareholders’ equity, and cash flows of SPAC at the respective dates of and for the periods referred to in such financial statements, all in accordance with (i) GAAP methodologies applied on a consistent basis throughout the periods involved and (ii) Regulation S-X or Regulation S-K, as applicable (except as may be indicated in the notes thereto and for the omission of notes and audit adjustments in the case of unaudited quarterly financial statements to the extent permitted by Regulation S-X or Regulation S-K, as applicable).

(e)            Except as and to the extent reflected or reserved against in the SPAC Financials, SPAC has not incurred any Liabilities or obligations not adequately reflected or reserved on or provided for in the SPAC Financials, other than (i) Liabilities incurred since SPAC’s incorporation in the ordinary course of business or (ii) Liabilities or obligations incurred pursuant to this Agreement. SPAC has no off-balance sheet arrangements that are not disclosed in the SEC Reports.

(f)            Since the IPO, (i) SPAC has not received any complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of SPAC or its internal accounting controls, including any such complaint, allegation, assertion or claim that SPAC has engaged in questionable accounting or auditing practices and (ii) there have been no internal unresolved, material investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer, the SPAC Board or any committee thereof.

(g)            SPAC has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) that are designed to ensure that material information relating to SPAC and other material information required to be disclosed by SPAC in the reports and other documents that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to SPAC’s principal executive officer and its principal financial officer as appropriate to allow timely decisions regarding required disclosure. Such disclosure controls and procedures are effective in timely alerting SPAC’s principal executive officer and principal financial officer to material information required to be included in SPAC’s periodic reports required under the Exchange Act.

(h)            SPAC maintains systems of internal accounting controls that are sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures that are sufficient to provide reasonable assurance: (i) that SPAC maintains records that in reasonable detail accurately and fairly reflect, in all material respects, its transactions and dispositions of assets; (ii) that transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) that transactions are executed, and access to assets is permitted, in accordance with management’s general or specific authorization; and (iv) that the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Neither SPAC nor SPAC’s independent auditors identified or have been made aware of any “significant deficiencies” or “material weaknesses” (as defined by the PCAOB) in the design or operation of SPAC’s internal controls over financial reporting which would reasonably be expected to adversely affect SPAC’s ability to record, process, summarize and report financial data, in each case which has not been subsequently remediated. SPAC has no Knowledge of any fraud or whistle-blower allegations, whether or not material, that involve management or other employees or consultants who have or had a significant role in the internal control over financial reporting of SPAC. Since the IPO, there have been no material changes in SPAC’s internal control over financial reporting.

(i)            There are no outstanding loans or other extensions of credit made by SPAC to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of SPAC, in their capacity as such, and SPAC has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(j)            As of the date hereof, there are no outstanding comments from the SEC with respect to the SEC Reports. To the Knowledge of SPAC, none of the SEC Reports filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.

4.7            No Litigation; Orders; Permits. There is no Action pending, or, to the Knowledge of SPAC, threatened Action against SPAC or any Subsidiary of SPAC, or, to the Knowledge of SPAC, any of their respective directors or officers (in their capacity as such) or otherwise affecting SPAC or its assets nor is any Order outstanding, against or involving SPAC, whether at law or in equity, before or by any Governmental Authority, which, in each case, would reasonably be expected to have a Material Adverse Effect on SPAC. There is no unsatisfied judgment or open injunction binding upon SPAC that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on SPAC. There is no Action that SPAC or any Subsidiary of SPAC has pending against any other Person. SPAC holds all Permits necessary to lawfully conduct its business as presently conducted, and to own, lease and operate its assets and properties, all of which are in full force and effect.

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4.8            Absence of Certain Changes. Except in connection with this Agreement and the Transactions, SPAC has (a) since its incorporation, conducted no business other than its organization, the public offering of its SPAC Units (and the related private offering), public reporting and its search for an initial Business Combination as described in the IPO Prospectus (including the investigation of Crypto.com and the negotiation and execution of this Agreement) and related activities and (b) since the IPO, SPAC has not been subject to a Material Adverse Effect.

4.9            Compliance with Laws. SPAC and each Subsidiary of SPAC (a) is in compliance with all Laws applicable to it and the conduct of its business in all material respects, (b) has not received written notice alleging any violation of applicable Law in any material respect by SPAC or any Subsidiary of SPAC and (c) is not under investigation with respect to any violation or alleged violation of any Law or judgement, Order or decree of any court or Governmental Authority.

4.10          Taxes and Returns. SPAC has timely filed, or caused to be timely filed, and will timely file or cause to be timely filed all material Tax Returns required to be filed by it, which Tax Returns are true, accurate, correct and complete in all material respects, and has paid, collected or withheld, or caused to be paid, collected or withheld, all material Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the SPAC Financials have been established in accordance with GAAP. There are no audits, examinations, investigations, claims, assessments or other proceedings pending or threatened against SPAC in respect of any Tax, and SPAC has not been notified in writing of any proposed Tax claims or assessments against SPAC (other than, in each case, claims or assessments for which adequate reserves in the SPAC Financials have been established in accordance with GAAP or are immaterial in amount). There are no Liens with respect to any Taxes upon any of SPAC’s assets, other than Permitted Liens. SPAC has no outstanding waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes. There are no outstanding requests by SPAC for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due on any Tax Return. SPAC does not have material Liability for the Taxes of any Person (i) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law), (ii) as a transferee or successor or (iii) by contract (except, in each case, for Liabilities pursuant to commercial contracts not primarily relating to Taxes).

4.11          Employees and Employee Benefit Plans. SPAC has never (a) had any paid employees, (b) retained any contractors, other than consultants and advisors in the ordinary course of business or (c) maintained, sponsored, contributed to or otherwise had any Liability under, any Benefit Plans. Other than reimbursement of any reasonable out-of-pocket expenses incurred by SPAC’s officers and directors in connection with activities on SPAC’s behalf, neither SPAC nor its Affiliates have any material Liability to any officer or director of SPAC (in their capacity as such).

4.12          Properties. SPAC does not own, license or otherwise have any right, title or interest in any material Intellectual Property. SPAC does not own or lease any material real property or Personal Property.

4.13          Material Contracts.

(a)            All SPAC Material Contracts have been made available to the Sellers. “SPAC Material Contract” means any Contract other than this Agreement and the Ancillary Documents to which SPAC is a party as of the date hereof or such other Ancillary Documents that SPAC shall execute after the date hereof and which are attached as exhibits hereto to which SPAC is a party or by which any of its properties or assets may be bound, subject or affected, which (i) creates or imposes a Liability greater than $100,000, (ii) may not be cancelled by SPAC on less than 60 days’ prior notice without payment of a material penalty or termination fee or (iii) prohibits, prevents, restricts or impairs in any material respect any business practice of SPAC as its business is currently conducted, any acquisition of material property by SPAC, or restricts in any material respect the ability of SPAC from entering into this Agreement or Ancillary Documents or consummating the Transactions.

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(b)            With respect to each SPAC Material Contract: (i) the SPAC Material Contract was entered into at arms’ length and in the ordinary course of business; (ii) the SPAC Material Contract is legal, valid, binding and enforceable in all material respects against SPAC and, to the Knowledge of SPAC, the other parties thereto, and is in full force and effect (except, in each case, as such enforcement may be limited by the Enforceability Exceptions); (iii) SPAC is not in breach or default in any material respect and, to SPAC’s Knowledge, no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default in any material respect by SPAC, or permit termination or acceleration by the other party, under such SPAC Material Contract; (iv) no party to a SPAC Material Contract has given written notice of or, to the Knowledge of SPAC, threatened any potential exercise of termination rights with respect to any SPAC Material Contract and (v) to the Knowledge of SPAC, no other party to any SPAC Material Contract is in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default by such other party, or permit termination or acceleration by SPAC under any SPAC Material Contract.

4.14          Transactions with Affiliates. Section 4.14 of the Disclosure Schedules sets forth a true, correct and complete list of the Contracts and arrangements that are in existence as of the date of this Agreement under which there are any existing or future Liabilities or obligations between SPAC or any Subsidiary of SPAC, on the one hand, and any (a) present or former director, officer, employee, direct equityholder or Affiliate of SPAC or any Subsidiary of SPAC or (b) record or beneficial owner of more than five percent (5%) of outstanding SPAC Ordinary Shares as of the date hereof, on the other hand (in each case).

4.15          Finders and Brokers. No broker, finder, investment banker or other Person is entitled to any brokerage, finder’s or other fee or commission from any Party or its Affiliates in connection with the Transactions based upon arrangements made by or on behalf of SPAC or any of its Affiliates, including the Sponsor.

4.16          Certain Business Practices.

(a)            Neither SPAC, nor any of its Representatives acting on its behalf, has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977 or any other local or foreign anti-corruption or bribery Law, (iii) made any other unlawful payment or (iv) since the formation of SPAC, directly or indirectly, given or agreed to give any unlawful gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder SPAC or assist it in connection with any actual or proposed transaction.

(b)            The operations of SPAC are and have been conducted at all times in compliance with money laundering Laws in all applicable jurisdictions and no Action involving SPAC with respect to any of the foregoing is pending or, to the Knowledge of SPAC, threatened.

(c)            None of SPAC or any of its directors or officers, or, to the Knowledge of SPAC, any other Representative acting on behalf of SPAC is currently identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), and SPAC has not, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Subsidiary, joint venture partner or other Person, in connection with any sales or operations in any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC in the last five (5) fiscal years.

4.17          Insurance. Section 4.17 of the Disclosure Schedules lists all insurance policies (by policy number, insurer, coverage period, coverage amount, annual premium and type of policy) held by SPAC relating to SPAC or its business, properties, assets, directors, officers and employees, copies of which have been provided to the Seller. All premiums due and payable under all such insurance policies have been timely paid and SPAC is otherwise in material compliance with the terms of such insurance policies. All such insurance policies are in full force and effect, and to the Knowledge of SPAC, there is no threatened termination of, or material premium increase with respect to, any of such insurance policies. There have been no insurance claims made by SPAC. SPAC has reported to its insurers all claims and pending circumstances that would reasonably be expected to result in a claim, except where such failure to report such a claim would not be reasonably likely to have a Material Adverse Effect on SPAC.

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4.18          Independent Investigation. SPAC has conducted its own independent investigation, review and analysis of the business, results of operations, condition (financial or otherwise) or assets of each of the Sellers, including with respect to the Cronos Assets, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of each of the Sellers for such purpose. SPAC acknowledges and agrees that, in making its decision to enter into this Agreement and the Ancillary Documents and to consummate the Transactions contemplated hereby and thereby, it has relied solely upon its own investigation and the express representations and warranties of each of the Sellers set forth in this Agreement (including the related portions of the Disclosure Schedules) and in any certificate delivered to SPAC pursuant hereto, and the information provided by or on behalf of each of the Sellers for the Registration Statement (as defined below).

4.19          No Other Representations. Except for the representations and warranties expressly made by SPAC in this Article IV (as modified by the Disclosure Schedules) or as expressly set forth in any Ancillary Document, neither SPAC nor any other Person on its behalf makes any express or implied representation or warranty with respect to SPAC or its business, operations, assets or Liabilities, or the Transactions, and SPAC hereby expressly disclaims any other representations or warranties, whether implied or made by SPAC or any of its Representatives. SPAC acknowledges that, except for the representations and warranties expressly made by Crypto.com in Article V and TMTG in Article VI, neither of the Sellers is making or has made, communicated or furnished (orally or in writing) any representation, warranty, projection, forecast, statement or information to SPAC or its Representatives (including any opinion, information or advice that may have been or may be provided to SPAC or its Representatives by any Representative of the Sellers), including any representations or warranties regarding the probable success of the Cronos Assets. SPAC specifically disclaims that it is relying upon or has relied upon any such other representations and warranties that may have been made by any Person and acknowledges and agrees that the Sellers have specifically disclaimed any such other representations and warranties.

4.20          Information Supplied. None of the information supplied or to be supplied by or on behalf of SPAC or any of its Affiliates (including Sponsor) expressly for inclusion or incorporation by reference: (a) in any Current Report on Form 8-K and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority (including the SEC) with respect to the Transactions; (b) in the Registration Statement; or (c) in the mailings or other distributions to the SPAC Shareholders with respect to the consummation of the Transactions or in any amendment to any of documents identified in (a) through (c), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by or on behalf of SPAC or any of its Affiliates (including Sponsor) expressly for inclusion or incorporation by reference in any of the Signing Press Release, the Signing Filing, the Closing Press Release and the Closing Filing (each as defined below) will, when filed or distributed, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, SPAC makes no representation, warranty or covenant with respect to any information supplied by or on behalf of the Sellers or any of their respective Affiliates.

4.21          SPAC Trust Account. As of the date of this Agreement, there is at least $172,500,000 held in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except in accordance with the Trust Agreement, SPAC’s Organizational Documents and the IPO Prospectus. Amounts in the Trust Account are invested in United States Government securities or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act. SPAC has performed all obligations required to be performed by it to date under, and is not in default, breach or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement. The Trust Agreement is in full force and effect and is a legal, valid and binding obligation of SPAC, enforceable in accordance with its terms, subject to the Enforceability Exceptions. The Trust Agreement has not been terminated, repudiated, rescinded, amended or supplemented or modified, in any respect, and to the Knowledge of SPAC, no such termination, repudiation, rescission, amendment, supplement or modification is contemplated. There are no separate Contracts, side letters or other arrangements (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the SEC Reports filed, or furnished by SPAC to the Seller, to be inaccurate or that would entitle any Person (other than Public Shareholders (as defined below) who shall have elected to redeem their SPAC Class A Ordinary Shares pursuant to the SPAC Memorandum and Articles) to any portion of the proceeds in the Trust Account prior to the closing of a Business Combination. There are no Actions pending with respect to the Trust Account. SPAC has not released any money from the Trust Account other than as permitted by the Trust Agreement. Following the Closing, no shareholder of SPAC is or shall be entitled to receive any amount from the Trust Account except to the extent such Public Shareholder shall have elected to redeem its SPAC Class A Ordinary Shares pursuant to the Redemption.

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Article V
REPRESENTATIONS AND WARRANTIES OF CRYPTO.COM AND CRYPTO.COM SUB

Crypto.com and Crypto.com Sub hereby represent and warrant to the other Parties, as of the date of this Agreement and as of the Closing, as follows:

5.1            Organization and Standing. Each of Crypto.com and Crypto.com Sub is duly organized, validly existing and in good standing (to the extent such concept is applicable in the jurisdiction of such entity’s formation) under the Laws of the jurisdiction of its formation, and has all requisite power and authority to carry on its business as now being conducted.

5.2            Authorization; Binding Agreement. Each of Crypto.com and Crypto.com Sub has all requisite power, authority and legal right and capacity to execute and deliver this Agreement and each Ancillary Document to which it is a party, to perform each of their obligations hereunder and thereunder and to consummate the Transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which Crypto.com or Crypto.com Sub is or is required to be a party has been or shall be when delivered, duly and validly executed and delivered by Crypto.com and Crypto.com Sub (as applicable) and assuming the due authorization, execution and delivery of this Agreement and any such Ancillary Document by the other Parties and other parties thereto, constitutes, or when delivered shall constitute, the legal, valid and binding obligation of Crypto.com and Crypto.com Sub (as applicable), enforceable against Crypto.com or Crypto.com Sub (as applicable) in accordance with its terms, subject to the Enforceability Exceptions.

5.3            Ownership. Upon delivery at the Closing of the Cronos Assets, SPAC will acquire good and valid title to the Cronos Assets, free and clear of any Liens (other than any restriction under any securities Law, if applicable, or Liens created by SPAC).

5.4            Title; Sufficiency of Assets. Crypto.com has provided true and complete copies of the Crypto.com Contribution Agreements to the other Parties. The Crypto.com Contribution Agreements are in full force and effect. The parties to the Crypto.com Contribution Agreements have complied with such agreements and no provisions thereunder have been waived or assigned. Following the Crypto.com Pre-Closing Contribution in accordance with the Pre-Closing Crypto.com Contribution, Crypto.com Sub will have good, valid and marketable title to all of the Cronos Assets, free and clear of any Liens. The Cronos Assets are not subject to any preemptive right, right of first refusal or other right or restriction. The Cronos Assets are sufficient to establish and operate a Cronos proof of stake validator node and staking infrastructure. Following the Crypto.com Pre-Closing Contribution, Crypto.com Sub will have all rights, including licenses, necessary to ensure that the Cronos Assets are freely usable, marketable, and capable of further development, and such rights will not be impaired by the Transactions.

5.5            Government Approvals. No Consent of any Governmental Authority on the part of Crypto.com is required in connection with the execution, delivery or performance by Crypto.com of this Agreement or any Ancillary Documents or the consummation by Crypto.com of the Transactions contemplated hereby or thereby other than (a) such filings as expressly contemplated by this Agreement, (b) any filings required with Nasdaq or the SEC with respect to the Transactions, and (c) applicable requirements, if any, of the Securities Act, the Exchange Act, and/or other applicable securities Laws.

5.6            Non-Contravention. The execution and delivery by Crypto.com and Crypto.com Sub (as applicable) of this Agreement and each Ancillary Document to which it is a party or otherwise bound and the consummation by Crypto.com and Crypto.com Sub (as applicable) of the Transactions contemplated hereby and thereby, and compliance by Crypto.com and Crypto.com Sub (as applicable) with any of the provisions hereof and thereof, will not, (a) violate any Law to which Crypto.com or and Crypto.com Sub is subject; (b) violate any Organizational Document of Crypto.com or Crypto.com Sub; or (c) materially violate, conflict with, result in a breach of, constitute a material default under, result in the acceleration of or give any Person the right to accelerate the maturity or performance of, or to cancel, terminate, modify or exercise any remedy under, any Contract to which Crypto.com or Crypto.com Sub is a party or by which Crypto.com or Crypto.com Sub is bound or the performance of which is guaranteed by Crypto.com, except for any deviations from any of the foregoing clauses (a) or (c) that would not reasonably be expected to materially impair or delay the ability of Crypto.com to consummate the Transactions.

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5.7            No Litigation. There is no Action pending or, to the Knowledge of Crypto.com, threatened, nor any Order is outstanding, against or involving Crypto.com, whether at law or in equity, before or by any Governmental Authority, which would reasonably be expected to materially and adversely affect the ability of Crypto.com to consummate the Transactions contemplated by, and discharge its obligations under, this Agreement and the Ancillary Documents to which Crypto.com is or is required to be a party.

5.8            Investment Representations. Crypto.com: (a) is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act; (b) is acquiring its portion of the Transaction Shares for itself for investment purposes only, and not with a view towards any resale or distribution of such Transaction Shares; (c) has been advised and understands that the Transaction Shares (i) are being issued in reliance upon one or more exemptions from the registration requirements of the Securities Act and any applicable U.S. state securities Laws, (ii) has not been and at the Closing shall not be, registered under the Securities Act or any applicable U.S. state securities Laws and, therefore, must be held indefinitely and cannot be resold unless and until such Transaction Shares are registered under the Securities Act and all applicable U.S. state securities Laws, unless exemptions from registration are available, and (iii) may be subject to additional restrictions on transfer pursuant to the applicable Lock-Up Agreement; (d) is aware that an investment in SPAC is a speculative investment and is subject to the risk of complete loss; and (e) acknowledges that except as set forth in the Registration Rights Agreement, SPAC is under no obligation hereunder to register the Transaction Shares under the Securities Act. Crypto.com does not have any Contract with any Person to sell, transfer, or grant participations to such Person, or to any third Person, with respect to the Transaction Shares. By reason of Crypto.com’s business or financial experience, Crypto.com is capable of evaluating the risks and merits of an investment in SPAC and of protecting its interests in connection with this investment. Crypto.com has carefully read and understands all materials provided by or on behalf of SPAC or its Representatives to Crypto.com or its Representatives pertaining to an investment in Crypto.com and has consulted, as Crypto.com has deemed advisable, with its own attorneys, accountants or investment advisors with respect to the investment contemplated hereby and its suitability for Crypto.com. Crypto.com acknowledges that the Transaction Shares are subject to dilution for events not under the control of Crypto.com. Crypto.com has completed its independent inquiry and has relied fully upon the advice of its own legal counsel, accountant, financial and other Representatives in determining the legal, tax, financial and other consequences of this Agreement and the Transactions contemplated hereby and the suitability of this Agreement and the Transactions contemplated hereby for Crypto.com and its particular circumstances, and, except as set forth herein, has not relied upon any representations or advice by Sponsor, SPAC or their respective Representatives. Crypto.com: (A) has been represented by independent counsel (or has had the opportunity to consult with independent counsel and has declined to do so); (B) has had the full right and opportunity to consult with Crypto.com’s attorneys and other advisors and has availed itself of this right and opportunity; (C) has carefully read and fully understands this Agreement in its entirety and has had it fully explained to it by such counsel; (D) is fully aware of the contents hereof and the meaning, intent and legal effect thereof; and (E) is competent to execute this Agreement and any Ancillary Documents to which Crypto.com is or will be required to be a party and has executed this Agreement and such Ancillary Documents free from coercion, duress or undue influence.

5.9            Finders and Brokers. No broker, finder or investment banker or other Person is entitled to any brokerage, finder’s or other fee or commission from a Party or its Affiliates in connection with the Transactions contemplated hereby directly based upon arrangements made by Crypto.com or its Affiliates.

5.10           Information Supplied. None of the information supplied or to be supplied by Crypto.com in writing expressly for inclusion or incorporation by reference: (a) in any Current Report on Form 8-K, and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority (including the SEC) with respect to the Transactions; (b) in the Registration Statement; or (c) in the mailings or other distributions to the SPAC Shareholders and/or prospective investors with respect to the consummation of the Transactions or in any amendment to any of documents identified in (a) through (c), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by Crypto.com in writing expressly for inclusion or incorporation by reference in any of the Signing Press Release, the Signing Filing, the Closing Filing and the Closing Press Release will, when filed or distributed, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Crypto.com makes no representation, warranty or covenant with respect to any information supplied by or on behalf of the other Parties or any of their respective Affiliates.

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5.11          No Other Representations. Except for the representations and warranties expressly made by Crypto.com in this Article V or as expressly set forth in any Ancillary Document, none of Crypto.com or any other Person on Crypto.com’s behalf makes any express or implied representation or warranty with respect to Crypto.com or any of Crypto.com’s business, operations, assets or Liabilities, or the Transactions, and Crypto.com hereby expressly disclaims any other representations or warranties, whether implied or made by Crypto.com or any of its Representatives. The Parties hereto (other than Crypto.com) acknowledge that, except for the representations and warranties expressly made by Crypto.com in this Article V, Crypto.com is not making and has not made, communicated or furnished (orally or in writing) any representation, warranty, projection, forecast, statement or information to any other Party (including any opinion, information, projection or advice that may have been or may be provided to any other Party or any Representatives thereof), including any representations or warranties regarding the probable success of the Cronos Assets. Each Party, other than Crypto.com, specifically disclaims that it is relying upon or has relied upon any such other representations and warranties that may have been made by any Person and acknowledges and agrees that the Seller has specifically disclaimed any such other representations and warranties.

Article VI
REPRESENTATIONS AND WARRANTIES OF TMTG

TMTG hereby represents and warrants to the other Parties, as of the date of this Agreement and as of the Closing, as follows:

6.1            Organization and Standing. TMTG is duly organized, validly existing and in good standing (to the extent such concept is applicable in the jurisdiction of such entity’s formation) under the Laws of the jurisdiction of its formation, and has all requisite power and authority to carry on its business as now being conducted.

6.2            Authorization; Binding Agreement. TMTG has all requisite power, authority and legal right and capacity to execute and deliver this Agreement and each Ancillary Document to which it is a party, to perform TMTG’s obligations hereunder and thereunder and to consummate the Transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which TMTG is or is required to be a party has been or shall be when delivered, duly and validly executed and delivered by TMTG and assuming the due authorization, execution and delivery of this Agreement and any such Ancillary Document by the other Parties and other parties thereto, constitutes, or when delivered shall constitute, the legal, valid and binding obligation of TMTG, enforceable against TMTG in accordance with its terms, subject to the Enforceability Exceptions.

6.3            Ownership. TMTG owns of record and beneficially all of the issued and outstanding ownership and equity interests of Asset Company (the “Asset Company Interests,”), free and clear of any Liens or restriction on transfer (other than any restriction under any securities Law or under the Organizational Documents of Asset Company). Upon delivery at the Closing of the Asset Company Interests, SPAC will acquire good and valid title to the Asset Company Interests, free and clear of any Liens (other than any restriction under any securities Law or Liens created by SPAC). There are no options, warrants, purchase rights, rights of first refusal, call, put or other Contracts (other than the Organizational Documents of Asset Company or this Agreement) that could require TMTG to sell, transfer or otherwise dispose of any of the Asset Company Interests or (ii) any voting trust, proxy or other Contract relating to the voting of the Asset Company Interests (other than the Organizational Documents of Asset Company). The Asset Company Interests constitute 100% of the issued and outstanding ownership and equity interests and outstanding securities of Asset Company.

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6.4            Title; Sufficiency of Assets. TMTG has provided a true and complete copy of the TMTG License Agreement and the TMTG Contribution Agreement to the other Parties. Each of the TMTG License Agreement and the TMTG Contribution Agreement is in full force and effect in the form in which it was executed, and has not been amended, modified or terminated. The parties to each of the TMTG License Agreement and the TMTG Contribution Agreement have complied with such agreement and no provisions thereunder have been waived or assigned. Following the license from TMTG to Asset Company in accordance with the TMTG License Agreement, Asset Company will have the rights to use the TMTG Marks, free and clear of any Liens. The TMTG Marks are not subject to any preemptive right, right of first refusal or other right or restriction.

6.5            Government Approvals. No Consent of any Governmental Authority on the part of TMTG is required in connection with the execution, delivery or performance by TMTG of this Agreement or any Ancillary Documents or the consummation by TMTG of the Transactions contemplated hereby or thereby other than (a) such filings as expressly contemplated by this Agreement, (b) any filings required with Nasdaq or the SEC with respect to the Transactions, and (c) applicable requirements, if any, of the Securities Act, the Exchange Act, and/or other applicable securities Laws.

6.6            Non-Contravention. The execution and delivery by TMTG of this Agreement and each Ancillary Document to which it is a party or otherwise bound and the consummation by TMTG of the Transactions contemplated hereby and thereby, and compliance by TMTG with any of the provisions hereof and thereof, will not, (a) violate any Law to which TMTG or any of the Asset Company Interests are subject; (b) violate any Organizational Document of TMTG or Asset Company; (c) materially violate, conflict with, result in a breach of, constitute a material default under, result in the acceleration of or give any Person the right to accelerate the maturity or performance of, or to cancel, terminate, modify or exercise any remedy under, any Contract to which TMTG is a party or by which TMTG is bound or to which any of the Asset Company Interests is subject or the performance of which is guaranteed by TMTG; or (d) result in the imposition of any Lien on any of such the Asset Company Interests, except for any deviations from any of the foregoing clauses (a), (c) or (d) that would not reasonably be expected to materially impair delay the ability of TMTG to consummate the Transactions.

6.7            No Litigation. There is no Action pending or, to the Knowledge of TMTG, threatened, nor any Order is outstanding, against or involving TMTG, whether at law or in equity, before or by any Governmental Authority, which would reasonably be expected to materially and adversely affect the ability of TMTG to consummate the Transactions contemplated by, and discharge its obligations under, this Agreement and the Ancillary Documents to which TMTG is or is required to be a party.

6.8            Finders and Brokers. No broker, finder or investment banker or other Person is entitled to any brokerage, finder’s or other fee or commission from TMTG or its Affiliates in connection with the Transactions contemplated hereby directly based upon arrangements made by TMTG or its Affiliates.

6.9            Information Supplied. None of the information supplied or to be supplied by TMTG in writing expressly for inclusion or incorporation by reference: (a) in any Current Report on Form 8-K, and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority (including the SEC) with respect to the Transactions; (b) in the Registration Statement; or (c) in the mailings or other distributions to the SPAC Shareholders and/or prospective investors with respect to the consummation of the Transactions or in any amendment to any of documents identified in (a) through (c), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by TMTG in writing expressly for inclusion or incorporation by reference in any of the Signing Press Release, the Signing Filing, the Closing Filing and the Closing Press Release will, when filed or distributed, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, TMTG makes no representation, warranty or covenant with respect to any information supplied by or on behalf of the other Parties or any of their respective Affiliates.

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6.10            Investment Representations. TMTG: (a) is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act; (b) is acquiring its portion of the Transaction Shares for itself for investment purposes only, and not with a view towards any resale or distribution of such Transaction Shares; (c) has been advised and understands that the Transaction Shares (i) are being issued in reliance upon one or more exemptions from the registration requirements of the Securities Act and any applicable U.S. state securities Laws, (ii) has not been and at the Closing shall not be, registered under the Securities Act or any applicable U.S. state securities Laws and, therefore, must be held indefinitely and cannot be resold unless and until such Transaction Shares are registered under the Securities Act and all applicable U.S. state securities Laws, unless exemptions from registration are available, and (iii) may be subject to additional restrictions on transfer pursuant to the applicable Lock-Up Agreement; (d) is aware that an investment in SPAC is a speculative investment and is subject to the risk of complete loss; and (e) acknowledges that except as set forth in the Registration Rights Agreement, SPAC is under no obligation hereunder to register the Transaction Shares under the Securities Act. TMTG does not have any Contract with any Person to sell, transfer, or grant participations to such Person, or to any third Person, with respect to the Transaction Shares. By reason of TMTG’s business or financial experience, TMTG is capable of evaluating the risks and merits of an investment in SPAC and of protecting its interests in connection with this investment. TMTG has carefully read and understands all materials provided by or on behalf of SPAC or its Representatives to TMTG or its Representatives pertaining to an investment in TMTG and has consulted, as TMTG has deemed advisable, with its own attorneys, accountants or investment advisors with respect to the investment contemplated hereby and its suitability for TMTG. TMTG acknowledges that the Transaction Shares are subject to dilution for events not under the control of TMTG. TMTG has completed its independent inquiry and has relied fully upon the advice of its own legal counsel, accountant, financial and other Representatives in determining the legal, tax, financial and other consequences of this Agreement and the Transactions contemplated hereby and the suitability of this Agreement and the Transactions contemplated hereby for TMTG and its particular circumstances, and, except as set forth herein, has not relied upon any representations or advice by Sponsor, SPAC or their respective Representatives. TMTG: (A) has been represented by independent counsel (or has had the opportunity to consult with independent counsel and has declined to do so); (B) has had the full right and opportunity to consult with TMTG’s attorneys and other advisors and has availed itself of this right and opportunity; (C) has carefully read and fully understands this Agreement in its entirety and has had it fully explained to it by such counsel; (D) is fully aware of the contents hereof and the meaning, intent and legal effect thereof; and (E) is competent to execute this Agreement and any Ancillary Documents to which TMTG is or will be required to be a party and has executed this Agreement and such Ancillary Documents free from coercion, duress or undue influence.

6.11            No Other Representations. Except for the representations and warranties expressly made by TMTG in this Article VI or as expressly set forth in any Ancillary Document, none of TMTG or any other Person on TMTG’s behalf makes any express or implied representation or warranty with respect to TMTG or any of TMTG’s business, operations, assets or Liabilities, or the Transactions, and TMTG hereby expressly disclaims any other representations or warranties, whether implied or made by TMTG or any of its Representatives. The Parties hereto (other than TMTG) acknowledge that, except for the representations and warranties expressly made by TMTG in this Article VI, TMTG is not making and has not made, communicated or furnished (orally or in writing) any representation, warranty, projection, forecast, statement or information to any other Party (including any opinion, information, projection or advice that may have been or may be provided to any other Party or any Representatives thereof), including any representations or warranties regarding the probable success of the Cronos Assets. Each Party, other than TMTG, specifically disclaims that it is relying upon or has relied upon any such other representations and warranties that may have been made by any Person and acknowledges and agrees that the Seller has specifically disclaimed any such other representations and warranties.

Article VII
COVENANTS

7.1            Access and Information.

(a)            During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement in accordance with Section 9.1 or the Closing (the “Interim Period”), subject to Section 7.15, the Sellers shall give, and shall cause its Representatives to give, SPAC and its Representatives, at reasonable times during normal business hours and upon reasonable intervals and notice, reasonable access to all offices and other facilities and to all employees, properties, Contracts, agreements, commitments, books and records, financial and operating data and other information of or pertaining to Asset Company and the Cronos Assets (as applicable), as SPAC or its Representatives may reasonably request regarding the Cronos Assets or Asset Company and its respective businesses, assets, Liabilities, financial condition, prospects, operations, management, employees and other aspects and cause each of the Representatives of Asset Company to reasonably cooperate with SPAC and its Representatives in their investigation; provided, however, that SPAC and its Representatives, in each case, shall conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of the Sellers.

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(b)            During the Interim Period, subject to Section 7.15, SPAC shall give, and shall cause its Representatives to give, the Sellers and their respective Representatives, at reasonable times during normal business hours and upon reasonable intervals and notice, reasonable access to all offices and other facilities and to all employees, properties, Contracts, agreements, commitments, books and records, financial and operating data and other information of or pertaining to SPAC, as the Sellers or their respective Representatives may reasonably request regarding SPAC and its businesses, assets, Liabilities, financial condition, prospects, operations, management, employees and other aspects and cause SPAC’s Representatives to reasonably cooperate with the Sellers and their respective Representatives in their investigation; provided, however, that the Sellers and their respective Representatives shall conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of SPAC.

7.2            Conduct of Business of TMTG.

(a)            Unless SPAC shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), during the Interim Period, except as expressly contemplated, permitted or required by this Agreement or any Ancillary Document, or as required by the Transactions or applicable Law, TMTG will ensure that Asset Company will (i) only engage in activities relating to the initial organization and commencement of its respective operations, (ii) comply in all material respects with all Laws applicable to it and its respective businesses and assets, and (iii) take all commercially reasonable measures necessary or appropriate to preserve intact, in all material respects, its business organizations, and to preserve the possession, control and condition of its respective material assets.

(b)            Without limiting the generality of Section 7.2(a) and except as contemplated, permitted or required by the terms of this Agreement or any Ancillary Document, or as required in connection with the Transactions or by applicable Law, during the Interim Period, without the prior written consent of SPAC (such consent, except in the case of clause (iii) of Section 7.2(a), not to be unreasonably withheld, conditioned or delayed), TMTG will not:

(i)            amend, waive or otherwise change, in any respect, Asset Company’s Organizational Documents or any Contribution Agreement to which TMTG is a party;

(ii)           allow Asset Company to form any Subsidiary;

(iii)          subject to Section 7.2(c), authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of Asset Company’s equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its shares or other equity securities or securities of any class and any other equity-based awards, or engage in any hedging transaction with a third Person with respect to such securities;

(iv)          split, combine, recapitalize or reclassify any of Asset Company’s shares or other equity interests or issue any other securities in respect thereof or pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities;

(v)            allow Asset Company to make or rescind any material election relating to Taxes (other than make an election under Section 754 of the Code), settle any Action relating to Taxes, file any amended Tax Return or claim for refund, or make any material change in its accounting or Tax policies or procedures, in each case except as required by applicable Law or in compliance with GAAP or to the extent such action would not reasonably be expected to have any adverse effect on SPAC or any of its Affiliates;

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(vi)          allow Asset Company to incur, create, assume, prepay or otherwise become liable for any Indebtedness (directly, contingently or otherwise), make a loan or advance to or investment in any third party (other than advancement of expenses to employees in the ordinary course of business), or guarantee or endorse any Indebtedness, Liability or obligation of any Person;

(vii)         allow Asset Company to sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;

(viii)        allow Asset Company to adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(ix)           enter into any agreement, understanding or arrangement with respect to the voting of equity securities of Asset Company;

(x)            take any action that would reasonably be expected to significantly delay or impair the obtaining of any Consents of any Governmental Authority to be obtained in connection with this Agreement;

(xi)           enter into, amend, waive or terminate (other than terminations in accordance with their terms) any material transaction with any Related Person (other than compensation and benefits and advancement of expenses); or

(xii)          authorize or agree to do any of the foregoing actions.

(c)            Without limiting Sections 7.2(a) and 7.2(b), without the prior written consent of SPAC, (i) Asset Company shall not issue any membership interests or equity equivalents, and (ii) TMTG shall not, other than in connection with the Transactions, sell, transfer or dispose of any membership interests or equity equivalents of Asset Company.

7.3            Conduct of Business of Crypto.com.

(a)            Except as contemplated, permitted or required by the terms of this Agreement or any Ancillary Document, or as required in connection with the Transactions or by applicable Law, during the Interim Period, without the prior written consent of SPAC (such consent not to be unreasonably withheld, conditioned or delayed), Crypto.com will not, and will not allow Crypto.com Sub to:

(i)            amend, waive or otherwise change, in any respect, any Contribution Agreement to which Crypto.com or Crypto.com Sub is a party;

(ii)           take any action or omit to take any action that would reasonably be expected to have a material adverse effect on the Cronos Assets or delay or impair the obtaining of any Consents of any Governmental Authority to be obtained in connection with this Agreement; or

(iii)          authorize or agree to do any of the foregoing actions.

(b)            Without limiting Section 7.3(a), without the prior written consent of SPAC, Crypto.com shall not, other than in connection with the Transactions, directly or indirectly sell, transfer, license, pledge, encumber or dispose of any of the Cronos Assets.

7.4            Conduct of Business of SPAC and Sponsor.

(a)            Unless the Sellers shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), during the Interim Period, except as expressly contemplated, permitted or required by this Agreement or any Ancillary Document, or as required in connection with the Transactions or applicable Law, SPAC shall (i) conduct its businesses, in all material respects, in the ordinary course of business consistent with past practice, (ii) comply with all Laws applicable to SPAC and its businesses, assets and employees, and (iii) take all commercially reasonable measures necessary or appropriate to preserve intact, in all material respects, its business organization.

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(b)            Without limiting the generality of Section 7.4(a) and except as contemplated by the terms of this Agreement or any Ancillary Document, or as required by the Transactions or applicable Law, during the Interim Period, without the prior written consent of the Sellers (such consent not to be unreasonably withheld, conditioned or delayed), the SPAC shall not:

(i)            amend, waive or otherwise change, in any respect, its Organizational Documents;

(ii)           authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its equity securities or other security interests of any class and any other equity-based awards, or engage in any hedging transaction with a third Person with respect to such securities;

(iii)          split, combine, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its shares or other equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities;

(iv)          incur, create, assume, prepay, repay or otherwise become liable for any Indebtedness (directly, contingently or otherwise), fees or expenses in excess of $250,000 individually or $500,000 in the aggregate, make a loan or advance to or investment in any third party, or guarantee or endorse any Indebtedness, Liability or obligation of any Person (provided that this Section 7.4(b)(iv) shall not prevent SPAC from borrowing funds necessary to finance its ordinary course administrative costs and expenses and expenses related to the Transactions);

(v)           make or rescind any material election relating to Taxes, settle any Action relating to Taxes, file any amended Tax Return or claim for refund, or make any material change in its accounting or Tax policies or procedures, in each case except as required by applicable Law or in compliance with GAAP;

(vi)          amend, waive or otherwise change the Trust Agreement;

(vii)         amend or otherwise modify, terminate, waive or assign or delegate (as applicable) any right or obligation under any SPAC Material Contract (other than amendments or other modifications, terminations, waivers, assignments or delegations of or with respect to Contracts with Related Persons otherwise governed by Section 7.4(b)(viii) or enter into any new Contract that would be a SPAC Material Contract);

(viii)        enter into, renew, amend, waive or terminate (other than terminations in accordance with their terms) any Contracts, arrangements or transactions with any Related Person, including any Ancillary Document to which SPAC or any Related Person is a party;

(ix)           fail to maintain its books, accounts and records in all material respects in the ordinary course of business consistent with past practice;

(x)            establish any Subsidiary or enter into any new line of business;

(xi)           revalue any of its material assets or make any change in accounting methods, principles or practices, except to the extent required to comply with GAAP, and after consulting SPAC’s outside auditors;

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(xii)          waive, release, assign, settle or compromise any Action (including any Action relating to this Agreement or the Transactions), other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by, SPAC) not in excess of $250,000 (individually or in the aggregate), or otherwise pay, discharge or satisfy any Actions, Liabilities or obligations, unless such amount has been reserved in the SPAC Financials;

(xiii)         acquire, including by merger, consolidation, acquisition of securities or assets, or any other form of business combination, any corporation, company, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets outside the ordinary course of business;

(xiv)         adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than with respect to the Conversion);

(xv)         voluntarily incur any Liability or obligation (whether absolute, accrued, contingent or otherwise) in excess of $250,000 individually or $500,000 in the aggregate (excluding the incurrence of any expenses arising from the Transactions) other than pursuant to the terms of a Contract (a) in existence as of the date of this Agreement and disclosed to the Sellers (including in the SEC Reports) or (b) entered into in the ordinary course of business or in accordance with the terms of this Section 7.4 during the Interim Period;

(xvi)         sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;

(xvii)        take any action that would reasonably be expected to significantly delay or impair the obtaining of any Consents of any Governmental Authority to be obtained in connection with this Agreement;

(xviii)       (A) establish, adopt, enter into, amend, terminate, exercise any discretion under, or take any action to accelerate rights under any Benefit Plans or any plan, agreement, program, policy, trust, fund, or other arrangement that would be a Benefit Plan if it were in existence as of the date of this Agreement, or (B) pay or increase the compensation payable to, or grant any bonus or equity or equity-based award to, any current or former employee or other service provider; or

(xix)         authorize or agree to do any of the foregoing actions.

7.5            Sponsor Loans. During the Interim Period, Sponsor agrees not to fund any working capital loans to SPAC or enter into any other arrangements with SPAC that would result in the issuance by SPAC of additional units, shares or warrants, without the express written consent of Crypto.com.

7.6            SPAC Public Filings. During the Interim Period, SPAC will keep current and timely file all of the public filings required to be filed by it with the SEC under the Exchange Act and the Securities Act and otherwise comply in all material respects with applicable securities Laws and shall use its reasonable best efforts prior to the Closing to maintain the listing of the SPAC Public Units, SPAC Class A Ordinary Shares and SPAC Warrants on Nasdaq; provided that the Parties acknowledge and agree that from and after the Closing, the Parties intend to list on Nasdaq only the shares of SPAC Stock.

7.7            Conversion. At least two Business Days prior to the Closing, SPAC shall cause the Conversion to become effective, including by (a) filing with the Florida Secretary of State a Certificate of Conversion with respect to the Conversion, together with the Articles of Incorporation of SPAC in substantially the form attached as Exhibit A to this Agreement, in each case, in accordance with the provisions thereof and applicable Law and (b) completing and making and procuring all those filings required to be made with the Cayman Registrar in connection with the Conversion, and as soon as possible thereafter, obtaining a certificate of de-registration from the Cayman Registrar. In accordance with applicable Law, the Conversion shall provide that at the effective time of the Conversion, by virtue of the Conversion, and without any action on the part of any SPAC Shareholder, (i) each then issued and outstanding SPAC Class A Ordinary Share shall convert automatically, on a one-for-one basis, into a share of SPAC Class A Common Stock; (ii) each then issued and outstanding SPAC Class B Ordinary Share shall convert automatically, on a one-for-one basis, into a share of SPAC Class A Common Stock; (iii) each then issued and outstanding SPAC Unit shall convert automatically, on a one-for-one basis, into a Converted SPAC Unit; and (iv) each then issued and outstanding SPAC Warrant shall convert automatically, on a one-for-one basis, into a Converted SPAC Warrant.

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7.8            Exclusivity.

(a)            For purposes of this Agreement, (i) an “Acquisition Proposal” means any inquiry, proposal or offer, or any indication of interest in making an offer or proposal, from any Person or group at any time relating to an Alternative Transaction, and (ii) an “Alternative Transaction” means (A) with respect to the Sellers and their respective Affiliates, a transaction (other than the Transactions contemplated by this Agreement and any Ancillary Document) concerning the sale of (x) all or any material part of the business or assets of the Asset Companies or (y) any of the membership interests or equity equivalents of the Asset Companies, in any case, whether such transaction takes the form of a sale of membership interests or other equity equivalents in the Asset Companies, assets, merger, consolidation, issuance of debt securities, management Contract, joint venture or partnership, or otherwise and (B) with respect to SPAC and its Affiliates, a transaction (other than the Transactions contemplated by this Agreement) concerning a Business Combination involving SPAC.

(b)            During the Interim Period, in order to induce the other Parties to continue to commit to expend management time and financial resources in furtherance of the Transactions contemplated hereby, each Party shall not, and shall cause its Representatives to not, without the prior written consent of the other Parties, directly or indirectly, (i) solicit, assist, initiate, continue or facilitate the making, submission or announcement of, or intentionally encourage, any Acquisition Proposal, (ii) furnish any nonpublic information regarding such Party or its Affiliates or their respective businesses, operations, assets, Liabilities, financial condition, prospects or employees to any Person or group (other than a Party to this Agreement or their respective Representatives) in connection with or in response to an Acquisition Proposal, (iii) engage or participate in discussions or negotiations with any Person or group with respect to, or that is intended or could reasonably be expected to lead to, an Acquisition Proposal, (iv) approve, endorse or recommend, or publicly propose to approve, endorse or recommend, any Acquisition Proposal, (v) negotiate or enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal, or (vi) release any third Person from, or waive any provision of, any confidentiality agreement to which such Party is a party.

(c)            Each Party shall notify the others as promptly as practicable (and in any event within 48 hours) orally and in writing of the receipt by such Party or any of its Representatives of (i) any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations regarding or constituting any Acquisition Proposal or any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations that could reasonably be expected to result in an Acquisition Proposal, and (ii) any request for nonpublic information relating to such Party or its Affiliates, specifying in each case, the material terms and conditions thereof (including a copy thereof if in writing or a written summary thereof if oral) and the identity of the party making such inquiry, proposal, offer or request for information, subject to applicable confidentiality restrictions. Each Party shall keep the others promptly informed of the status of any such inquiries, proposals, offers or requests for information. During the Interim Period, each Party shall, and shall cause its Representatives to, immediately cease and cause to be terminated any solicitations, discussions or negotiations with any Person with respect to any Acquisition Proposal and shall, and shall direct its Representatives to, cease and terminate any such solicitations, discussions or negotiations.

7.9            No Trading. Each of the Sellers acknowledges and agrees that it is aware, and that their respective Affiliates are aware (and each of their respective Representatives is aware or, upon receipt of any material nonpublic information of SPAC, will be advised) of the restrictions imposed by U.S. federal securities laws and the rules and regulations of the SEC and Nasdaq promulgated thereunder or otherwise (the “Federal Securities Laws”) and other applicable foreign and domestic Laws on a Person possessing material nonpublic information about a publicly traded company. The Sellers each hereby agree that, while such Seller is in possession of such material nonpublic information, it shall not purchase or sell any securities of SPAC (other than pursuant to the Transactions), communicate such information to any third party, take any other action with respect to SPAC in violation of such Laws, or cause or encourage any third party to do any of the foregoing.

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7.10          Notification of Certain Matters. During the Interim Period, each Party shall give prompt notice to the other Parties if such Party or its Affiliates: (a) fails to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it or its Affiliates hereunder in any material respect; (b) receives any notice or other communication in writing from any third party (including any Governmental Authority or Nasdaq) alleging (i) that the Consent of such third party is or may be required in connection with the Transactions contemplated by this Agreement or (ii) any noncompliance with any Law by such Party or its Affiliates; (c) receives any notice or other communication from any Governmental Authority or Nasdaq in connection with the Transactions contemplated by this Agreement; (d) discovers any fact or circumstance that, or becomes aware of the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would reasonably be expected to cause or result in any of the conditions to Closing set forth in Article VIII not being satisfied or the satisfaction of those conditions being materially delayed; or (e) becomes aware of the commencement or threat, in writing, of any Action against such Party or any of its Affiliates, or any of their respective properties or assets, or, to the Knowledge of such Party, any officer, director, partner, member or manager, in his, her or its capacity as such, of such Party or of its Affiliates with respect to the consummation of the Transactions. No such notice shall constitute an acknowledgement or admission by the Party providing the notice regarding whether or not any of the conditions to the Closing have been satisfied or in determining whether or not any of the representations, warranties or covenants contained in this Agreement have been breached.

7.11          Efforts.

(a)            Subject to the terms and conditions of this Agreement, each Party shall use its reasonable best efforts, and shall cooperate fully with the other Parties, to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Laws and regulations to consummate the Transactions contemplated by this Agreement (including the receipt of all applicable Consents of, or termination of all applicable waiting periods by, Governmental Authorities) and to comply as promptly as practicable with all requirements or conditions of Governmental Authorities applicable to the Transactions contemplated by this Agreement.

(b)            In furtherance and not in limitation of Section 7.11(a), to the extent required under any Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (“Antitrust Laws”), each Party agrees to make any required filing or application under Antitrust Laws, as applicable, with respect to the Transactions contemplated hereby as promptly as practicable, to supply as promptly as reasonably practicable any additional information and documentary material that may be reasonably requested pursuant to Antitrust Laws and to take all other actions reasonably necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under Antitrust Laws as soon as practicable, including by requesting early termination of the waiting period provided for under the Antitrust Laws. The Parties agree to use their reasonable best efforts to make all required filings under Antitrust Laws no later than thirty (30) days after the initial filing of the Registration Statement. Each Party shall, in connection with its efforts to obtain all requisite approvals and authorizations for the Transactions contemplated by this Agreement under any Antitrust Law, use its reasonable best efforts to: (i) cooperate in all respects with each other Party or its Affiliates in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private Person; (ii) keep the other Parties reasonably informed of any communication received by such Party or its Representatives from, or given by such Party or its Representatives to, any Governmental Authority and of any communication received or given in connection with any proceeding by a private Person, in each case regarding any of the Transactions contemplated by this Agreement; (iii) permit a Representative of the other Parties and their respective outside counsel to review any communication given by it to, and consult with each other in advance of any meeting or conference with, any Governmental Authority or, in connection with any proceeding by a private Person, with any other Person, and to the extent permitted by such Governmental Authority or other Person, give a Representative or Representatives of the other Parties the opportunity to attend and participate in such meetings and conferences; (iv) in the event a Party’s Representative is prohibited from participating in or attending any meetings or conferences, the other Parties shall keep such Party promptly and reasonably apprised with respect thereto; and (v) use reasonable best efforts to cooperate in the filing of any memoranda, white papers, filings, correspondence or other written communications explaining or defending the Transactions contemplated hereby, articulating any regulatory or competitive argument, and/or responding to requests or objections made by any Governmental Authority.

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(c)            As soon as reasonably practicable following the date of this Agreement, the Parties shall reasonably cooperate with each other and use (and shall cause their respective Affiliates to use) their respective reasonable best efforts to prepare and file with Governmental Authorities requests for approval of the Transactions contemplated by this Agreement and shall use all commercially reasonable efforts to have such Governmental Authorities approve the Transactions contemplated by this Agreement. Each Party shall give prompt written notice to the other Parties if such Party or any of its Representatives receives any notice from such Governmental Authorities in connection with the Transactions contemplated by this Agreement, and shall promptly furnish the other Parties with a copy of such Governmental Authority notice. If any Governmental Authority requires that a hearing or meeting be held in connection with its approval of the Transactions contemplated hereby, whether prior to the Closing or after the Closing, each Party shall arrange for Representatives of such Party to be present for such hearing or meeting. If any objections are asserted with respect to the Transactions contemplated by this Agreement under any applicable Law or if any Action is instituted (or threatened to be instituted) by any applicable Governmental Authority or any private Person challenging any of the Transactions contemplated by this Agreement or any Ancillary Document as violative of any applicable Law or which would otherwise prevent, materially impede or materially delay the consummation of the Transactions contemplated hereby or thereby, the Parties shall use their reasonable best efforts to resolve any such objections or Actions so as to timely permit consummation of the Transactions contemplated by this Agreement and the Ancillary Documents, including in order to resolve such objections or Actions which, in any case if not resolved, could reasonably be expected to prevent, materially impede or materially delay the consummation of the Transactions contemplated hereby or thereby. In the event any Action is instituted (or threatened to be instituted) by a Governmental Authority or private Person challenging the Transactions contemplated by this Agreement, or any Ancillary Document, the Parties shall, and shall cause their respective Representatives to, reasonably cooperate with each other and use their respective reasonable best efforts to contest and resist any such Action and to have vacated, lifted, reversed or overturned any Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Transactions contemplated by this Agreement or the Ancillary Documents.

(d)            Prior to the Closing, each Party shall use its commercially reasonable efforts to obtain any Consents of Governmental Authorities or other third Persons as may be necessary for the consummation by such Party or its Affiliates of the Transactions contemplated by this Agreement or required as a result of the execution or performance of, or consummation of the Transactions contemplated by, this Agreement by such Party or its Affiliates, and the other Parties shall provide reasonable cooperation in connection with such efforts.

(e)            The Parties hereby agree to file all Tax and other informational returns on a basis consistent with the Intended Tax Treatment, unless otherwise required pursuant to a determination within the meaning of Section 1313(a) of the Code. Each of the Parties acknowledges and agrees that each (i) has had the opportunity to obtain independent legal and tax advice with respect to the Transactions contemplated by this Agreement, and (ii) is responsible for paying its own Taxes, including any adverse Tax consequences that may result if the Transactions do not qualify for the Intended Tax Treatment. If the SEC or any other Governmental Authority requests or requires that an opinion be provided on or prior to the Closing in respect of the Intended Tax Treatment, SPAC will use commercially reasonable efforts to cause its Tax advisors to provide any such opinion, subject to customary assumptions and limitations, and each Party shall use its reasonable best efforts to reasonably cooperate with one another and their respective Tax advisors with respect to such opinion, including using reasonable best efforts to deliver to the relevant counsel certificates (dated as of the necessary date and signed by such Party or its Affiliate, as applicable) containing such customary representations as are necessary or appropriate for such counsel to render such opinion.

7.12          Further Assurances. The Parties shall further cooperate with each other and use their respective commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and applicable Laws to consummate the Transactions contemplated by this Agreement as soon as reasonably practicable, including preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings.

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7.13          The Registration Statement.

(a)            Following the date of this Agreement, SPAC shall prepare with the reasonable assistance of each of Crypto.com and TMTG, and, as promptly as practicable after completion of such audited financial statements as required by the regulations of the SEC to be included, file with the SEC a registration statement on Form S-4 (as amended or supplemented from time to time, and including the Proxy Statement contained therein, the “Registration Statement”) in connection with the registration under the Securities Act of the shares of (x) SPAC Stock to be issued in exchange for SPAC Class A Ordinary Shares and SPAC Class B Ordinary Shares in the Conversion, and (y) the Transaction Shares, which Registration Statement will also contain a proxy statement of SPAC (as amended, the “Proxy Statement”) for the purpose of soliciting proxies from SPAC Shareholders for the matters to be acted upon at the Extraordinary General Meeting and providing the SPAC Shareholders an opportunity in accordance with the SPAC Memorandum and Articles and the IPO Prospectus to have their SPAC Class A Ordinary Shares redeemed (the “Redemption”) in conjunction with the shareholder vote on the SPAC Shareholder Approval Matters. The Proxy Statement shall include proxy materials for the purpose of soliciting proxies from SPAC Shareholders to vote, at an extraordinary general meeting of SPAC Shareholders to be called and held for such purpose (the “Extraordinary General Meeting”), in favor of resolutions approving (i) as an ordinary resolution, the adoption and approval of this Agreement and the Transactions as a Business Combination, (ii) as a special resolution approved by the holders of the SPAC Class B Ordinary Shares, the approval of the Conversion, and (iii) as an ordinary resolution (or if required by applicable Law or the SPAC Memorandum and Articles, as a special resolution) the adoption and approval of such other matters as the Sellers and SPAC shall hereafter mutually determine to be necessary or appropriate in order to effect the Transactions (the approvals described in foregoing clauses (i) through (iii), collectively, the “SPAC Shareholder Approval Matters”), and (iv) as an ordinary resolution, the adjournment of the Extraordinary General Meeting, if necessary or desirable in the reasonable determination of SPAC, in each case in accordance with the SPAC Memorandum and Articles, the Cayman Act, and the rules and regulations of the SEC and Nasdaq. If on the date for which the Extraordinary General Meeting is scheduled, SPAC has not received proxies representing a sufficient number of shares to obtain the Required Shareholder Approval, whether or not a quorum is present, SPAC may make one or more successive postponements or adjournments of the Extraordinary General Meeting in accordance with Section 7.13(d). In connection with the Registration Statement, SPAC will file with the SEC financial and other information about the Transactions in accordance with applicable Law and applicable proxy solicitation and registration statement rules set forth in the SPAC Memorandum and Articles, the Cayman Act and the rules and regulations of the SEC and Nasdaq. SPAC shall cooperate and provide the Seller (and their counsel) with a reasonable opportunity to review and comment on the Registration Statement and any amendment or supplement thereto prior to filing the same with the SEC. The Sellers shall provide SPAC with such information concerning the Asset Companies, the Sellers and their respective shareholders, officers, directors, employees, assets, Liabilities, condition (financial or otherwise), business and operations that may be reasonably required or appropriate for inclusion in the Registration Statement, or in any amendments or supplements thereto, which information provided by the Sellers shall be true and correct and not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not materially misleading. The Sellers shall promptly correct any information provided by them for use in the Registration Statement (and other related materials) if and to the extent that such information is determined by the applicable Seller to have become false or misleading in any material respect or as otherwise required by applicable Laws.

(b)            SPAC shall take any and all reasonable and necessary actions required to satisfy the requirements of the SPAC Organizational Documents, the Securities Act, the Exchange Act and other applicable Laws in connection with the Registration Statement, the Extraordinary General Meeting and the Redemption. Each of SPAC, Crypto.com and TMTG shall, and shall cause each of its Subsidiaries to, make their respective directors, officers and employees, upon reasonable advance notice, available to SPAC, Crypto.com, TMTG and their respective Representatives in connection with the drafting of the public filings with respect to the Transactions, including the Registration Statement, and responding in a timely manner to comments from the SEC. Each Party shall promptly correct any information provided by it for use in the Registration Statement (and other related materials) if and to the extent that such information is determined to have become false or misleading in any material respect or as otherwise required by applicable Laws. SPAC shall amend or supplement the Registration Statement and cause the Registration Statement, as so amended or supplemented, to be filed with the SEC and to be disseminated to the SPAC Shareholders, in each case as and to the extent required by applicable Laws and subject to the terms and conditions of this Agreement and the Organizational Documents of SPAC.

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(c)            SPAC, with the assistance of the other Parties, shall promptly respond to any SEC comments on the Registration Statement and shall otherwise use its reasonable efforts to cause the Registration Statement to “clear” comments from the SEC and become effective. SPAC shall provide the Sellers with copies of any written comments, and shall inform the Sellers of any material oral comments that SPAC or its Representatives receive from the SEC or its staff with respect to the Registration Statement, the Extraordinary General Meeting or the Redemption promptly after the receipt of such comments and shall give the Sellers and their respective Representatives a reasonable opportunity under the circumstances to review and comment on any proposed written or material oral responses to such comments, including to the extent possible, participation by the Sellers or their counsel in discussions with the SEC.

(d)            As soon as practicable following the Registration Statement “clearing” comments from the SEC and becoming effective, SPAC shall set a record date for the Extraordinary General Meeting and distribute the Registration Statement to the SPAC Shareholders and, pursuant thereto, shall call and convene the Extraordinary General Meeting for a date no later than thirty (30) days following the effectiveness of the Registration Statement. SPAC shall, through the SPAC Board, recommend to the SPAC Shareholders the approval of the SPAC Shareholder Approval Matters and include such recommendation in the Proxy Statement, with such changes as may be mutually agreed by the Parties. The SPAC Board shall not change, withdraw, withhold, qualify or modify its recommendation to the SPAC Shareholders that they vote in favor of the SPAC Shareholder Approval Matters (a “Modification in Recommendation”).

(e)            SPAC shall comply with all applicable Laws, any applicable rules and regulations of Nasdaq, the Organizational Documents of SPAC and this Agreement in the preparation, filing and distribution of the Registration Statement, any solicitation of proxies thereunder, the setting of the record date for, and the calling and holding of, the Extraordinary General Meeting and the Redemption.

7.14          Public Announcements.

(a)            The Parties agree that during the Interim Period, no public release, filing or announcement concerning this Agreement or the Ancillary Documents or the Transactions contemplated hereby or thereby shall be issued by any Party or any of their Affiliates without the prior written consent (not be unreasonably withheld, conditioned or delayed) of SPAC and the Sellers, except as such release or announcement may be required by applicable Law or the rules or regulations of any securities exchange, in which case the applicable Party shall use reasonable efforts to allow the other Parties reasonable time to comment on, and arrange for any required filing with respect to, such release or announcement in advance of such issuance; provided that nothing shall prevent the Parties from issuing any press releases or making any public announcements about the Transactions containing information that has already been made public by the Parties.

(b)            The Parties shall mutually agree upon and, as promptly as practicable after the execution of this Agreement (but in any event within four (4) Business Days thereafter), issue a press release announcing the execution of this Agreement (the “Signing Press Release”). Promptly after the issuance of the Signing Press Release, SPAC shall file a Current Report on Form 8-K (the “Signing Filing”) with the Signing Press Release and a description of this Agreement as required by Federal Securities Laws, which the Sellers shall review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to filing (with the Sellers reviewing, commenting upon and approving such Signing Filing in any event no later than the third (3rd) Business Day after the execution of this Agreement); provided that SPAC provides the Sellers with a reasonable period of time to complete such review, comment and approval prior thereto. The Parties shall mutually agree upon and, as promptly as practicable after the Closing (but in any event within four (4) Business Days thereafter), issue a press release announcing the consummation of the Transactions (the “Closing Press Release”). Promptly after the issuance of the Closing Press Release, SPAC shall file a Current Report on Form 8-K (the “Closing Filing”) with the Closing Press Release and a description of the Closing as required by Federal Securities Laws which Sponsor and the Sellers shall review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to filing. In connection with the preparation of the Signing Press Release, the Signing Filing, the Closing Filing, the Closing Press Release, or any other report, statement, filing notice or application made by or on behalf of a Party to any Governmental Authority or other third party in connection with the Transactions contemplated hereby, each Party shall, upon request by any other Party, furnish the Parties with all information concerning themselves, their respective directors, officers and equity holders, and such other matters as may be reasonably necessary or advisable in connection with the Transactions contemplated hereby, or any other report, statement, filing, notice or application made by or on behalf of a Party to any third party and/ or any Governmental Authority in connection with the Transactions contemplated hereby. Furthermore, nothing contained in this Section 7.14 shall prevent SPAC or the Sellers from furnishing customary or other reasonable information concerning the Transactions to their investors and prospective investors that is substantively consistent with public statements previously consented to by the other Parties in accordance with this Section 7.14.

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7.15          Confidential Information.

(a)            The Parties hereby agree that during the Interim Period and, in the event that this Agreement is terminated in accordance with Article IX, for a period of two (2) years after such termination, they shall, and shall cause their respective Representatives to: (i) treat and hold in strict confidence any Confidential Information, and will not use for any purpose (except in connection with the consummation of the Transactions contemplated by this Agreement or the Ancillary Documents, performing their obligations hereunder or thereunder or enforcing their rights hereunder or thereunder), nor directly or indirectly disclose, distribute, publish, disseminate or otherwise make available to any third party any of the Confidential Information of any other Party without such Party’s prior written consent; and (ii) in the event that any Party or any of its Representatives, during the Interim Period or, in the event that this Agreement is terminated in accordance with Article IX, for a period of two (2) years after such termination, becomes legally compelled to disclose any Confidential Information of another Party, (A) provide the Party whose Confidential Information is to be disclosed (the “Confidential Party”), to the extent legally permitted, with prompt written notice of such requirement so that such Confidential Party or an Affiliate thereof may seek, at such Confidential Party’s cost, a protective Order or other remedy or waive compliance with this Section 7.15, and (B) in the event that such protective Order or other remedy is not obtained, or such Confidential Party waives compliance with this Section 7.15(a), furnish only that portion of such Confidential Party’s Confidential Information which is legally required to be provided as advised by outside counsel and to exercise its reasonable efforts to obtain assurances that confidential treatment will be accorded to such Confidential Party’s Confidential Information. In the event that this Agreement is terminated and the Transactions contemplated hereby are not consummated, the Parties shall, and shall cause their respective Representatives to, promptly deliver to each other Party or destroy (at such Party’s election) any and all copies (in whatever form or medium) of each other Party’s respective Confidential Information and destroy all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon; provided, however, that the Parties and their respective Representatives shall be entitled to keep any records required by applicable Law or bona fide record retention policies; and provided, further, that any Confidential Information of any Party that is not returned or destroyed shall remain subject to the confidentiality obligations set forth in this Agreement. Notwithstanding the foregoing, each Party and its Representatives shall be permitted to disclose any and all Confidential Information to the extent required by the Federal Securities Laws.

(b)            SPAC hereby agrees that during the Interim Period and, in the event that this Agreement is terminated in accordance with Article IX, for a period of two (2) years after such termination, it shall, and shall cause its Representatives to: (i) treat and hold in strict confidence any Confidential Information, and will not use for any purpose (except in connection with the consummation of the Transactions contemplated by this Agreement or the Ancillary Documents, performing its obligations hereunder or thereunder or enforcing its rights hereunder or thereunder), nor directly or indirectly disclose, distribute, publish, disseminate or otherwise make available to any third party any of the Confidential Information without the Sellers’ prior written consent; and (ii) in the event that SPAC or any of its Representatives, during the Interim Period or, in the event that this Agreement is terminated in accordance with Article IX, for a period of two (2) years after such termination, becomes legally compelled to disclose any Confidential Information, (A) provide the Sellers, to the extent legally permitted, with prompt written notice of such requirement so that the Sellers may seek, at the their sole expense, a protective Order or other remedy or waive compliance with this Section 7.15(b) and (B) in the event that such protective Order or other remedy is not obtained, or the Sellers waive compliance with this Section 7.15(b), furnish only that portion of such Confidential Information which is legally required to be provided as advised by outside counsel and to exercise its reasonable efforts to obtain assurances that confidential treatment will be accorded to such Confidential Information. In the event that this Agreement is terminated and the Transactions contemplated hereby are not consummated, SPAC shall, and shall cause its Representatives to, promptly deliver to the Seller or destroy (at SPAC’s election) any and all copies (in whatever form or medium) of Confidential Information and destroy all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon; provided, however, that SPAC and its Representatives shall be entitled to keep any records required by applicable Law or bona fide record retention policies; and provided, further, that any Confidential Information that is not returned or destroyed shall remain subject to the confidentiality obligations set forth in this Agreement. Notwithstanding the foregoing, SPAC and its Representatives shall be permitted to disclose any and all Confidential Information to the extent required by the Federal Securities Laws.

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7.16          Post-Closing Board of Directors and Officers.

(a)            The Parties shall take all necessary action so that effective as of the Closing, SPAC’s board of directors (the “Post-Closing Board”) will consist of seven persons, consisting of (i) three directors who are designated prior to the Closing by Crypto.com and are reasonably acceptable to SPAC, of which a sufficient number (when combined with the directors in clause (ii) and (iii)) shall be required to qualify as an independent director under Nasdaq rules, (ii) three directors that each qualify as independent directors under Nasdaq rules, and (iii) one director designated prior to Closing by TMTG who is reasonably acceptable to Crypto.com. Prior to the Closing, Crypto.com shall have the exclusive right to designate and appoint the Chief Executive Officer of SPAC, subject to the approval of the SPAC Board (such approval not to be unreasonably withheld, conditioned or delayed). The parties agree to cooperate in good faith to facilitate such appointment, and to take all necessary corporate and other actions required to effectuate such appointment prior to the Closing.

(b)            At the Closing, SPAC will provide each member of the Post-Closing Board and the Post-Closing Officers with a customary indemnification agreement.

7.17          Indemnification of Directors and Officers.

(a)            The Parties agree that all rights to exculpation, indemnification and advancement of expenses existing in favor of the current or former directors and officers of SPAC (the “D&O Indemnified Persons”) as provided in SPAC’s Organizational Documents or under any indemnification, employment or other similar agreements between any D&O Indemnified Person and SPAC, in each case as in effect on the date of this Agreement, shall survive the Closing and continue in full force and effect in accordance with their respective terms to the extent permitted by applicable Law. For a period of six (6) years after the Closing Date, SPAC shall cause the Organizational Documents of SPAC to contain provisions no less favorable with respect to exculpation and indemnification of and advancement of expenses to D&O Indemnified Persons than are set forth as of the date of this Agreement in the Organizational Documents of SPAC, to the extent permitted by applicable Law. In addition, from and after the Closing Date, SPAC shall, to the fullest extent permitted by applicable Law, indemnify and hold harmless, and provide advancement of expenses to, each of the D&O Indemnified Persons against any costs, expenses (including attorneys’ fees), judgments, fines, losses, claims, damages or Liabilities incurred in connection with any Action, whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission in such D&O Indemnified Person’s capacity as a director or officer of SPAC, occurring or alleged to have occurred at or prior to the Closing Date, whether asserted or claimed prior to, at or after the Closing Date. The provisions of this Section 7.17(a) shall survive the Closing indefinitely and are intended to be for the benefit of, and shall be enforceable by, each of the D&O Indemnified Persons and their respective heirs and representatives. The provisions of this Section 7.17(a) shall be binding, jointly and severally, on SPAC and all its successors and assigns. In the event that SPAC or any of its successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, SPAC shall ensure that proper provision shall be made so that the successors and assigns of SPAC shall succeed to the obligations set forth in this Section 7.17(a).

(b)            Prior to the Closing Date, SPAC shall obtain a fully pre-paid “tail” insurance policy(ies) under SPAC’s existing insurance policy(ies) for the benefit of SPAC’s directors and officers and all insureds thereunder that provides coverage for a six-year period from and after the Closing Date for events occurring at or prior to the Closing Date (the “D&O Tail Insurance”), on terms substantially equivalent to and in any event not less favorable in the aggregate than SPAC’s existing coverage (or, if substantially equivalent insurance coverage is unavailable, the best available coverage), except that in no event shall SPAC be required to pay a premium for the D&O Tail Insurance in excess of three hundred percent (300%) of the aggregate annual premium currently payable by SPAC with respect to such current policy(ies); provided that, if the premium for the D&O Tail Insurance exceeds such amount, SPAC shall be obligated to obtain a “tail” insurance policy(ies) with the greatest coverage available for a cost not exceeding such amount from insurance carriers with the same or better credit rating as SPAC’s current insurance provider(s). SPAC and its Subsidiaries shall, for a period of six (6) years after the Closing Date, maintain the D&O Tail Insurance in effect and shall continue to honor the obligations thereunder.

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7.18          Use of Proceeds.

(a)            Upon satisfaction or waiver of the conditions set forth in Article VIII and provision of notice thereof to the Trustee (which notice SPAC shall provide to the Trustee in accordance with the terms of the Trust Agreement), in accordance with and pursuant to the Trust Agreement, at the Closing, SPAC shall (i) cause any documents, opinions and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered and (ii) cause the Trustee to, and the Trustee shall thereupon be obligated to, (x) pay as and when due all amounts payable to former SPAC Shareholders pursuant to the Redemption and (y) pay all remaining amounts, less the fees and costs incurred by the Trustee in accordance with the Trust Agreement, then available in the Trust Account in accordance with Section 7.18(b).

(b)            The Parties agree that, at the Closing, upon satisfaction or waiver of the conditions set forth in Article VIII, the funds in the Trust Account (after taking into account payments for the Redemption) and the net cash proceeds of any Additional Permitted Financing shall be used to pay or reimburse SPAC’s accrued but unpaid expenses, including expenses arising from the Transactions, deferred IPO fees and deferred advisor fees, the premium for the D&O Tail Insurance and obligations owed to sponsor pursuant to and in accordance with Section 11.5. Any remaining cash in the Trust Account and any Additional Permitted Financing shall be disbursed to SPAC and used for working capital and general corporate purposes.

7.19          Equity Plan. As promptly as reasonably practicable following the date of this Agreement, SPAC shall adopt an equity incentive plan in the form and with the terms proposed by the Sellers (the “Equity Incentive Plan”) and shall submit the Equity Incentive Plan for approval by SPAC’s stockholders as a proposal in the Proxy Statement/Registration Statement. Following the Closing, if the Equity Incentive Plan is approved by SPAC’s stockholders, then within two (2) Business Days following the expiration of the sixty (60) day period following the date SPAC has filed current Form 10 information with the SEC reflecting its status as an entity that is not a shell company, SPAC shall file an effective registration statement on Form S-8 (or other applicable form, including Form S-3) with respect to the SPAC Class A Common Stock issuable under the Equity Incentive Plan, and SPAC shall use its reasonable best efforts to maintain the effectiveness of such registration statement(s) (and maintain the current status of the prospectus or prospectuses contained therein) for so long as awards granted pursuant to the Equity Incentive Plan remain outstanding.

7.20          Amendment and Restatement of Founder Registration Rights Agreement. SPAC and the Sellers shall amend and restate the Founder Registration Rights Agreement, effective as of the Closing, substantially in the form of the Registration Rights Agreement.

7.21          Additional Permitted Financings.

(a)            At the request of Crypto.com, SPAC or SPAC’s post-Closing Subsidiaries shall use commercially reasonable efforts to negotiate and enter into Additional Permitted Financings. Notwithstanding the foregoing, it is hereby understood and agreed that the decision to negotiate any Additional Permitted Financing from any potential alternative sources of financing and the terms of any such Additional Permitted Financing and the instruments governing such Additional Permitted Financings shall be subject to the prior written consent of Crypto.com (which consent may be withheld in the sole and absolute discretion of Crypto.com), and none of the foregoing actions shall be taken, and no Additional Permitted Financings shall be entered into, without such prior written consent.

(b)            To the extent that any Additional Permitted Financings shall have been expressly consented to by Crypto.com and entered into in accordance with the terms of Section 7.21(a):

(i)            as of the date of entering into such Additional Permitted Financings, the Parties that are party to such Additional Permitted Financings will deliver to the other Parties to this Agreement true, correct and complete copies of each of the fully executed instruments governing such Additional Permitted Financings; and

(ii)            no Party shall enter into any side letters or Contracts related to the provision or funding, as applicable, of the purchases contemplated by the instruments governing such Additional Permitted Financings or the Transactions other than as expressly set forth in this Agreement, the instruments governing such Additional Permitted Financings or any other agreement entered into (or to be entered into) in connection with the Transactions with the prior written consent of Crypto.com.

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Article VIII
CLOSING CONDITIONS

8.1            Conditions to Each Party’s Obligations. The obligations of each Party to consummate the Transactions shall be subject to the satisfaction or written waiver (where permissible) by the Seller and SPAC of the following conditions:

(a)            Required Shareholder Approval. The SPAC Shareholder Approval Matters that are submitted to the vote of the shareholders of SPAC at the Extraordinary General Meeting in accordance with the Proxy Statement shall have been approved by the requisite vote of the shareholders of SPAC at the Extraordinary General Meeting in accordance with the SPAC Memorandum and Articles, applicable Law and the Proxy Statement (the “Required Shareholder Approval”).

(b)            No Law or Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is then in effect and which has the effect of making the transactions or agreements contemplated by this Agreement illegal or which otherwise prevents or prohibits consummation of the Transactions.

(c)            Registration Statement. The Registration Statement shall have been declared effective by the SEC and shall remain effective as of the Closing.

(d)            Exchange Listing. The shares of SPAC Stock (excluding the Transaction Shares) shall have been approved for clearing through DTC (subject to DTC’s customary eligibility criteria) and approved for listing on Nasdaq, the New York Stock Exchange or another national exchange reasonable acceptable to the Parties, subject only to notice of issuance.

(e)            Consents. The Parties shall have received any Consents with respect to Antitrust Laws and the expiration of any attendant waiting periods.

8.2            Conditions to Obligations of the Sellers. In addition to the conditions specified in Section 8.1, the obligations of the Sellers to consummate the Transactions are subject to the satisfaction or written waiver by the Sellers of the following conditions:

(a)            Representations and Warranties.

(i)            The SPAC Fundamental Representations (other than Section 4.5(a)) shall be true and correct (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect) in all material respects on and as of the date of this Agreement and on and as of the Closing Date as if made on the Closing Date, except for those SPAC Fundamental Representations that address matters only as of a particular date (which SPAC Fundamental Representations shall have been true and correct in all material respects as of such date).

(ii)           The representations and warranties of SPAC contained in Section 4.5(a) shall be true and correct in all but de minimis respects as of the Closing Date, except for those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been true and correct in all but de minimis respects as of such date).

(iii)          Each of the representations and warranties of SPAC contained in this Agreement (other than the SPAC Fundamental Representations) shall be true and correct on and as of the date of this Agreement and on and as of the Closing Date as if made on the Closing Date, except for (x) those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been true and correct as of such date) and (y) any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect), individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on, or with respect to SPAC, taken as a whole.

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(b)            Agreements and Covenants. SPAC shall have performed in all material respects all of its obligations and complied in all material respects with all of its agreements and covenants under this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c)            No Material Adverse Effect. No Material Adverse Effect shall have occurred with respect to SPAC, taken as a whole, since the date of this Agreement which is continuing and uncured.

(d)            Sponsor Support Agreement. Each of the covenants of the Sponsor required under the Sponsor Support Agreement to be performed as of or prior to the Closing shall have been performed in all material respects.

(e)            Trust Account. After giving effect to the completion of the Transactions, including any deferred expenses or fees and the Redemption, there shall be at least $200,000,000 in the Trust Account.

(f)            SPAC Deliverables. SPAC and Sponsor shall have executed and delivered to the Sellers each agreement set forth in Section 3.3(a).

(g)            Backstop Agreement. The Backstop Agreement shall be in full force and effect, and Sponsor (or an Affiliate thereof) shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Backstop Agreement to be performed, satisfied or complied with by it concurrently with the Closing, except where the failure of such performance, satisfaction or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of SPAC to consummate the Closing.

(h)            Conversion. The Conversion shall have been completed as provided in Section 7.7, and a time-stamped copy of the Articles of Incorporation issued by the Secretary of State of the State of Florida shall have been delivered to the Sellers.

8.3            Conditions to Obligations of SPAC and Sponsor. In addition to the conditions specified in Section 8.1, the obligations of SPAC and Sponsor to consummate the Transactions are subject to the satisfaction or written waiver by SPAC of the following conditions:

(a)            Representations and Warranties. The Seller Fundamental Representations shall be true and correct (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect) in all material respects on and as of the date of this Agreement and on and as of the Closing Date as if made on the Closing Date, except for those Seller Fundamental Representations that address matters only as of a particular date (which representations and warranties shall have been true and correct in all material respects as of such date).

(i)            Each of the representations and warranties of the Sellers (other than the Seller Fundamental Representations) shall be true and correct on and as of the date of this Agreement and on and as of the Closing Date as if made on the Closing Date, except for (a) those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been true and correct as of such date) and (b) any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect), individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on, or with respect to, the Sellers or the Asset Companies.

(b)            Agreements and Covenants. Each of the Sellers shall have performed in all material respects all of its obligations and complied in all material respects with all of its agreements and covenants under this Agreement to be performed or complied with by it on or prior to the Closing Date.

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(c)            Material Adverse Effect. No Material Adverse Effect shall have occurred with respect to the Sellers or the Asset Companies since the date of this Agreement.

(d)            Employment Arrangements. The executives of Crypto.com set forth on Schedule 8.3(d) shall have entered into employment agreements in a form mutually satisfactory to SPAC and Crypto.com on or prior to the Closing Date.

(e)            Seller Deliverables. The Sellers shall have executed and delivered to SPAC and Sponsor each agreement set forth in Sections 3.3(b) and (c) on or prior to the Closing Date.

(f)            Contribution. As of the Closing Date, the Pre-Closing Contributions have been consummated and the Contribution Agreements are in full force and effect in accordance with their terms.

8.4            Frustration of Conditions. Notwithstanding anything contained herein to the contrary, no Party may rely on the failure of any condition set forth in this Article VIII to be satisfied if such failure was caused by the failure of such Party or its Affiliates to comply with or perform any of its covenants or obligations set forth in this Agreement.

Article IX
TERMINATION AND EXPENSES

9.1            Termination. This Agreement may be terminated and the Transactions contemplated hereby may be abandoned at any time prior to the Closing as follows:

(a)            by mutual written consent of the Parties;

(b)            by written notice to the other Parties by any Party if any of the conditions to the Closing set forth in Article VIII have not been satisfied or waived by the date that is one (1) year from the date of this Agreement (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to a Party if the breach or violation by such Party or its Affiliates of any representation, warranty, covenant or obligation under this Agreement was the primary cause of, or directly resulted in, the failure of the Closing to occur on or before the Outside Date;

(c)            by written notice to the other Parties by any Party if a Governmental Authority of competent jurisdiction shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Transactions contemplated by this Agreement, and such Order or other action has become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(c) shall not be available to a Party if the failure by such Party or its Affiliates to comply with any provision of this Agreement has been a substantial cause of, or substantially resulted in, such action by such Governmental Authority;

(d)            by written notice by Crypto.com or TMTG to the other Parties, if (i) there has been a material breach by SPAC of any of its representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of SPAC shall have become materially untrue or materially inaccurate, in any case, which would result in a failure of a condition set forth in Section 8.1(a) or Section 8.1(b) to be satisfied (treating the Closing Date for such purposes as the date of this Agreement or, if later, the date of such breach), and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) 20 days after written notice of such breach or inaccuracy is provided to SPAC by the Sellers or (B) five Business Days prior to the Outside Date; provided that the Sellers shall not have the right to terminate this Agreement pursuant to this Section 9.1(d) if at such time the either Seller is in material uncured breach of this Agreement;

(e)            by written notice by Crypto.com or TMTG to the other Parties if there has been a Modification in Recommendation;

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(f)            by written notice by SPAC to the Sellers, if (i) there has been a material breach by either Seller of any of their respective representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of such Parties shall have become materially untrue or materially inaccurate, in any case, which would result in a failure of a condition set forth in Section 8.3(a) or Section 8.3(b) to be satisfied (treating the Closing Date for such purposes as the date of this Agreement or, if later, the date of such breach), and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) 20 days after written notice of such breach or inaccuracy is provided to the Sellers by SPAC or (B) five Business Days prior to the Outside Date; provided that SPAC shall not have the right to terminate this Agreement pursuant to this Section 9.1(f) if at such time SPAC is in material uncured breach of this Agreement; or

(g)            without prejudice to SPAC’s obligations under Section 7.13(d), by written notice by either SPAC or the Sellers to the others if the Extraordinary General Meeting is held (including any adjournment or postponement thereof) and has concluded, SPAC Shareholders have duly voted, and the Required Shareholder Approval was not obtained.

9.2            Effect of Termination. This Agreement may only be terminated in the circumstances described in Section 9.1 and pursuant to a written notice delivered by the applicable Party to the other applicable Parties, which sets forth the basis for such termination, including the provision of Section 9.1 under which such termination is made. In the event of the valid termination of this Agreement pursuant to Section 9.1, this Agreement shall forthwith become void, and there shall be no Liability on the part of any Party or any of their respective Representatives, and all rights and obligations of each Party shall cease, except: (i) Sections 7.14, 7.15, 10.1, Article XI and this Section 9.2 shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any Party from Liability for any willful breach of any representation, warranty, covenant or obligation under this Agreement or any Fraud Claim against such Party, in either case, prior to termination of this Agreement (in each case of clauses (i) and (ii) above, subject to Section 10.1). Without limiting the foregoing, and except as provided in Section 11.5 and this Section 9.2 (but subject to Section 10.1, and subject to the right to seek injunctions, specific performance or other equitable relief in accordance with Section 11.7), the Parties’ sole right prior to the Closing with respect to any breach of any representation, warranty, covenant or other agreement contained in this Agreement by another Party or with respect to the Transactions contemplated by this Agreement shall be the right, if applicable, to terminate this Agreement pursuant to Section 9.1.

Article X
WAIVERS AND RELEASES

10.1          Waiver of Claims Against Trust. The Sellers hereby represent and warrant that they have read the IPO Prospectus and understand that SPAC has established the Trust Account containing the proceeds of the IPO and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the holders of the SPAC Class A Ordinary Shares issued and sold as part of the SPAC Units in the IPO (the “Public Shareholders”) and that, except as otherwise described in the IPO Prospectus, SPAC may disburse monies from the Trust Account only: (a) to the Public Shareholders in the event they elect to redeem their SPAC Class A Ordinary Shares in connection with the consummation of its initial Business Combination or in connection with an amendment to the SPAC Memorandum and Articles to extend SPAC’s deadline to consummate a Business Combination or with respect to any other provision relating to shareholders’ rights or pre-Business Combination activity, (b) to the Public Shareholders if SPAC fails to consummate a Business Combination within twenty four (24) months after the closing of the IPO, subject to further extension by amendment to the SPAC Memorandum and Articles, (c) with respect to any interest earned on the amounts held in the Trust Account, as necessary to pay any income taxes, and (d) to SPAC after or concurrently with the consummation of a Business Combination. For and in consideration of SPAC entering into this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Sellers hereby agree on behalf of themselves and their Affiliates, notwithstanding anything to the contrary in this Agreement, that none of the Sellers nor any of their respective Affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (collectively, the “Released Claims”). The Sellers on behalf of themselves and their respective Affiliates hereby irrevocably waive any Released Claims that any such Party or any of its Affiliates may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, contracts or agreements hereunder and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of this Agreement or any other agreement with SPAC or its Affiliates). The Sellers each agree and acknowledge that such irrevocable waiver is material to this Agreement and specifically relied upon by SPAC to induce SPAC to enter in this Agreement, and the Sellers each further intend and understand such waiver to be valid, binding and enforceable against such Party and each of its Affiliates under applicable Law. To the extent the Sellers or any of their respective Affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to this Agreement or the Transactions, which proceeding seeks, in whole or in part, monetary relief against the Trust Account, each such Party hereby acknowledges and agrees that such Party’s and its Affiliates’ sole remedy with respect to monetary relief shall be against funds held outside of the Trust Account and that such claim shall not permit such Party or any of its Affiliates (or any Person claiming on any of their behalf or in lieu of them) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. Nothing in this Section 10.1 shall amend, limit, alter, change, supersede or otherwise modify the right of the Sellers to (a) bring any action or actions for specific performance, injunctive and/or other equitable relief or (b) bring or seek a claim for damages against SPAC, or any of its successors or assigns, for any breach of this Agreement (but such claim shall not be against the Trust Account or any funds distributed from the Trust Account). This Section 10.1 shall survive termination of this Agreement for any reason.

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10.2          Release and Covenant Not to Sue. Effective as of the Closing, to the fullest extent permitted by applicable Law, the Sellers, on behalf of themselves and their Affiliates that own any shares or other securities in or of the Sellers (the “Releasing Persons”), hereby release and discharge SPAC from and against any and all Actions, obligations, agreements, debts and Liabilities whatsoever, whether known or unknown, both at law and in equity, which such Releasing Person now has, has ever had or may hereafter have against such Parties arising on or prior to the Closing Date or on account of or arising out of any matter occurring on or prior to the Closing Date, including any rights to indemnification or reimbursement, whether pursuant to its Organizational Documents, Contract or otherwise, and whether or not relating to claims pending on, or asserted after, the Closing Date. From and after the Closing, each Releasing Person hereby irrevocably covenants to refrain from, directly or indirectly, asserting any Action, or commencing or causing to be commenced, any Action of any kind against any of the Parties or their respective Affiliates, based upon any matter purported to be released hereby. Notwithstanding anything herein to the contrary, the releases and restrictions set forth herein shall not apply to any claims a Releasing Person may have against any Party pursuant to this Agreement or any Ancillary Document.

Article XI
MISCELLANEOUS

11.1          Survival. Except as otherwise contemplated by Section 11.2, (a) the representations and warranties of the Parties contained in this Agreement (other than those representations and warranties set forth in Sections 4.19, 5.11 and 6.11 or in any certificate or instrument delivered by or on behalf of the Parties pursuant to this Agreement) shall not survive the Closing, and from and after the Closing, the Parties and their respective Representatives shall not have any further obligations, nor shall any claim be asserted or action be brought against any of the Parties or their respective Representatives with respect thereto and (b) the covenants and agreements made by the Parties in this Agreement or in any certificate or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such covenants or agreements, shall not survive the Closing, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Closing (which such covenants shall survive the Closing and continue until fully performed in accordance with their terms), including, for the avoidance of doubt, Section 7.17, Section 8.1 and this Article XI.

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11.2          Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (a) in person, (b) by facsimile, email or other electronic means, with affirmative confirmation of receipt (excluding out-of-office replies or other automatically generated responses), (c) one (1) Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (d) four (4) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to SPAC, SPAC Sub or Sponsor, to:

Yorkville Advisors Global, LP

1012 Springfield Avenue

Mountainside, NJ 07092

Attn: Mark Angelo, Portfolio Manager

with a copy (which will not constitute notice) to:

DLA Piper LLP (US)
3203 Hanover Street, Suite 100
Palo Alto, CA 94304
Attn: Curtis L. Mo; Jeffrey Selman

Email:

If to Crypto.com or Crypto.com Sub, to:

Crypto.com Strategy Holdings

110 N College Ave., Suite 500

Tyler, TX 75702

Attn: Nick Lundgren

with a copy (which will not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West,

New York, NY 10001

Attn: Christopher M. Barlow

Email:

If to TMTG, to:

Trump Media & Technology Group Corp.

401 N. Cattlemen Road, Suite 200

Sarasota, FL 34232

Attn: Devin Nunes, Chief Executive Officer

11.3          Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. This Agreement shall not be assigned by any Party by operation of Law or otherwise without the prior written consent of SPAC (in the case of Crypto.com or the Sellers) or the Sellers (in the case of SPAC, SPAC Sub or Sponsor), and any assignment without such consent shall be null and void; provided that no such assignment shall relieve the assigning Party of its obligations hereunder.

11.4          Third Parties. Nothing contained in this Agreement or in any Ancillary Document shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a Party or party thereto or a successor or permitted assign of such a Party; provided, however, that (a) in the event that the Closing occurs, the D&O Indemnified Persons are intended third-party beneficiaries of Section 7.17, and (b) the past, present or future directors, officers, agents, employees, equityholders or other Representatives, Affiliates, successors or assignees of any Party, are intended third-party beneficiaries of, and may enforce, Section 11.1 and Section 11.14.

11.5          Fees and Expenses. Subject to Section 10.1, all expenses incurred in connection with this Agreement and the Transactions contemplated hereby shall be paid by the Party incurring such expenses; provided that filing fees with respect to Antitrust Laws or any other regulatory filings made prior to the Closing and SEC registration fees, if any, will be shared pro rata between the Sellers.

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11.6          Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)            Subject to Section 11.6(b), this Agreement and all claims or causes of action based upon, arising out of, or related to this Agreement or the Transactions shall be governed by, construed and enforced in accordance with the Laws of the State of Florida, without regard to the conflict of Laws principles or rules thereof to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

(b)            Any Action based upon, arising out of or related to this Agreement or the Transactions must be brought in the 12th Judicial Circuit Court of Florida in Sarasota, Florida, or, if it has or can acquire jurisdiction, in the United States District Court for the Middle District of Florida, and each Party irrevocably (i) submits to the exclusive jurisdiction of each such court in any such Action, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iii) agrees that all claims in respect of the Action shall be heard and determined only in any such court, and (iv) agrees not to bring any Action arising out of or relating to this Agreement or the Transactions in any other court. Nothing herein contained shall be deemed to affect the right of any Party to serve process in any manner permitted by Law or to commence Actions or otherwise proceed against any other Party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 11.6.

(c)            EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

11.7          Specific Performance. Each Party acknowledges that the rights of each Party to consummate the Transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages would be inadequate and the non-breaching Parties would not have an adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by an applicable Party in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity.

11.8          Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable by any court of competent jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

11.9          Amendment. Subject to the provisions of applicable Law, this Agreement may be amended, supplemented or modified only by execution of a written instrument signed by each of SPAC, Sponsor and the Sellers.

11.10        Waiver. Each Party may in its sole discretion (a) extend the time for the performance of any obligation or other act of any other non-Affiliated Party, (b) waive any inaccuracy in the representations and warranties by any other non-Affiliated Party contained herein or in any document delivered pursuant hereto and (c) waive compliance by such other non-Affiliated Party with any covenant or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party or Parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by a Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

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11.11        Entire Agreement. This Agreement and the documents or instruments referred to herein, including any Exhibits, Annexes and Schedules, which Exhibits, Annexes and Schedules are incorporated herein by reference, together with the Ancillary Documents, embody the entire agreement and understanding of the Parties in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or the documents or instruments referred to herein, which collectively supersede all prior agreements and the understandings among the Parties with respect to the subject matter contained herein.

11.12        Counterparts. This Agreement may be executed and delivered (including by facsimile, email or other electronic means or transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts of this Agreement transmitted by electronic transmission (including by email or in .pdf format) or facsimile as well as electronically or digitally executed counterparts (such as DocuSign) shall have the same legal effect as original signatures and shall be considered original executed counterparts of this Agreement.

11.13        Legal Representation.

(a)            The Parties agree that, notwithstanding the fact that DLA Piper LLP (US) (“DLA Piper”) and Harney Westwood & Riegels (BVI) LP (“Harneys”) may have, prior to the Closing, jointly represented SPAC and Sponsor in connection with this Agreement, the Ancillary Documents and the Transactions, and has also represented Sponsor and its Affiliates in connection with matters other than the Transactions that are the subject of this Agreement, DLA Piper and Harneys will be permitted in the future, after the Closing, to represent the Sponsor or its Affiliates in connection with matters in which such Persons are adverse to SPAC, Sponsor or any of their respective Affiliates, including any disputes arising out of, or related to, this Agreement. The Sellers, who are or have the right to be represented by independent counsel in connection with the Transactions contemplated by this Agreement, hereby agree, in advance, to waive (and to cause their Affiliates to waive) any actual or potential conflict of interest that may hereafter arise in connection with DLA Piper or Harneys’ future representation of one or more of the Sponsor or its Affiliates in which the interests of such Person are adverse to the interests of SPAC, the Sellers or any of their respective Affiliates, including any matters that arise out of this Agreement or that are substantially related to this Agreement or to any prior representation by DLA Piper or Harneys, SPAC or any of their respective Affiliates. The Parties acknowledge and agree that, for the purposes of the attorney-client privilege, Sponsor shall be deemed the client of DLA Piper or Harneys with respect to the negotiation, execution and performance of this Agreement and the Ancillary Documents. All such communications shall remain privileged after the Closing and the privilege and the expectation of client confidence relating thereto shall belong solely to Sponsor, shall be controlled by Sponsor and shall not pass to or be claimed by SPAC; provided, further, that nothing contained herein shall be deemed to be a waiver by SPAC or any of their respective Affiliates of any applicable privileges or protections that can or may be asserted to prevent disclosure of any such communications to any third party.

(b)            The Parties agree that, notwithstanding the fact that Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”) may have, prior to the Closing, jointly represented Crypto.com in connection with this Agreement, the Ancillary Documents and the Transactions, and may have also represented any of the other Parties and/or their respective Affiliates in connection with matters other than the Transactions that are the subject of this Agreement, Skadden will be permitted in the future, after the Closing, to represent SPAC, TMTG or their respective Affiliates in connection with matters in which such Persons are adverse to any other party to the Agreement, or any of their respective Affiliates, including any disputes arising out of, or related to, this Agreement. The Parties acknowledge and agree that, for the purposes of the attorney-client privilege, each of the Parties shall be deemed the clients of Skadden with respect to the negotiation, execution and performance of this Agreement and the Ancillary Documents. All such communications shall remain privileged after the Closing and the privilege and the expectation of client confidence relating thereto shall belong to each such respective party, shall be controlled thereby and shall not pass to or be claimed by any other party; provided, further, that nothing contained herein shall be deemed to be a waiver by any party or any of their respective Affiliates of any applicable privileges or protections that can or may be asserted to prevent disclosure of any such communications to any third party.

11.14        No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Parties acknowledge and agree that, no recourse under this Agreement or under any Ancillary Documents shall be had against any Person that is not a Party to this Agreement or such Ancillary Document, including any past, present or future director, officer, agent, employee, equityholder or other Representative or any Affiliate or successor or assignee thereof that is not a Party (collectively, the “Non-Recourse Parties”), as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law, it being expressly agreed and acknowledged that no Liability whatsoever shall attach to, be imposed on or otherwise be incurred by any Non-Recourse Party, as such, for any obligation or Liability of a Party under this Agreement or Person party to such Ancillary Document under any Ancillary Document for any claim based on, in respect of or by reason of such obligations or Liabilities or their creation.

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47

IN WITNESS WHEREOF, each Party has caused this Business Combination Agreement to be signed and delivered by its respective duly authorized signatory as of the date first written above.

SPAC:

YORKVILLE ACQUISITION CORP.

By:	/s/ Kevin McGurn
Name: Kevin McGurn
Title: Chief Executive Officer

SPAC Sub:

YA S3 INC.

By:	/s/ Troy Rillo
Name: Troy Rillo
Title: President

Sponsor:

YORKVILLE ACQUISITION SPONSOR LLC

By: Yorkville Advisors Global, LP
Its: Manager
By: Yorkville Advisors Global II, LLC .

By:	/s/ Troy Rillo
Name: Troy Rillo
Title: Partner

Crypto.com:

FORIS HOLDINGS KY LIMITED

By:	/s/ Kris Marszalek
Name: Kris Marszalek
Title: Chief Executive Officer

Crypto.com Sub:

Crypto.com Strategy Holdings

By:	/s/ Kris Marszalek
Name: Kris Marszalek

TMTG:

TRUMP MEDIA & TECHNOLOGY GROUP CORP.

By:	/s/ Devin Nunes
Name: Devin Nunes
Title: Chief Executive Officer